UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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CHEROKEE INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

October 30, 2017

To my fellow stockholders,

You are invited to attend a special meeting of stockholders (the “Special Meeting”) of Cherokee Inc. (“Cherokee”), to be held on November 28, 2017, at 8:00 a.m. (Pacific Time) at Cherokee’s corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411.

The business to be conducted at the Special Meeting is set forth in the formal notice of special meeting of stockholders and proxy statement that accompany this letter.

Your vote is important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible. You are urged to vote your shares electronically through the Internet or by telephone or by completing, signing and returning the paper proxy card enclosed with the proxy statement for the Special Meeting. Voting on the Internet or by telephone will eliminate the need to return a paper proxy card.

Thank you for your ongoing support of and continued interest in Cherokee

Sincerely,

/s/ Henry Stupp
Henry Stupp
Chief Executive Officer

CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On November 28, 2017

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders (the “Special Meeting”) of Cherokee Inc. (“Cherokee”) will be held at Cherokee’s corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411, on November 28, 2017 at 8:00 a.m. (Pacific Time) for the following purposes:

1.

To approve, for the purpose of complying with Listing Rule 5635(d) of The NASDAQ Stock Market LLC (“NASDAQ”), the issuance of shares of Cherokee’s common stock pursuant to certain common stock purchase agreements, dated August 11, 2017 (collectively, the “Purchase Agreements”), between Cherokee and several investors, in an aggregate amount equal to 20% or more of Cherokee’s common stock outstanding before entry into the Purchase Agreements;

2.

To approve, for the purpose of complying with NASDAQ Listing Rule 5635(c), the issuance of shares of Cherokee’s common stock pursuant to the Purchase Agreements to certain directors and officers of Cherokee; and

3.

To approve one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1 or Proposal 2.

Stockholders of record at the close of business on October 5, 2017 will be entitled to notice of and to vote at the Special Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose germane to the Special Meeting at our principal executive offices during normal business hours for 10 days prior to the Special Meeting.

Cherokee’s Board of Directors urges each stockholder to read carefully the accompanying proxy statement.

By Order of the Board of Directors,

/s/ Howard Siegel
Howard Siegel
Secretary

Sherman Oaks, California

October 30, 2017

CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

To Be Held On November 28, 2017

CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

To Be Held On November 28, 2017

GENERAL INFORMATION

This proxy statement (the “Proxy Statement”) and all related proxy materials are being furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Cherokee Inc., a Delaware corporation (“Cherokee”, the “Company”, “we”, “us” or “our”), of proxies to be used at a special meeting of stockholders to be held at our corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411, on November 28, 2017, at 8:00 a.m. (Pacific Time) and any adjournment or postponement thereof (the “Special Meeting”). Stockholders are being asked to vote at the Special Meeting on the following proposals:

1.

To approve, for the purpose of complying with Listing Rule 5635(d) of The NASDAQ Stock Market LLC (“NASDAQ”), the issuance of shares of our common stock pursuant to certain common stock purchase agreements, dated August 11, 2017 (collectively, the “Purchase Agreements”), between us and several investors, in an aggregate amount equal to 20% or more of our common stock outstanding before entry into the Purchase Agreements;

2.	To approve, for the purpose of complying with NASDAQ Listing Rule 5635(c), the issuance of shares of our common stock pursuant to the Purchase Agreements to certain of our directors and officers; and
3.

To approve one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1 or Proposal 2.

This Proxy Statement summarizes the information you need to know in order to vote on these proposals in an informed manner.

Delivery of Proxy Materials

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we have elected to deliver our proxy materials for the Special Meeting, including this Proxy Statement and a proxy card for the Special Meeting, to our stockholders by mail or, if a stockholder has previously agreed, by e-mail. Accordingly, we expect to mail or, to stockholders who have agreed, e-mail this Proxy Statement and our other proxy materials to our stockholders on or about October 30, 2017. If you would like to receive our proxy materials for future meetings of our stockholders by e-mail rather than by mail, you may submit such consent to electronic delivery by writing to the attention of our Corporate Secretary at the address of our principal executive offices.

In addition, we are also making all of our proxy materials for the Special Meeting available on the Internet. Applicable SEC rules require us to notify our stockholders of the availability of prior proxy materials on the Internet with the following notice:

Important Notice Regarding the Availability of Proxy Materials For the Stockholders Meeting to be held on November 28, 2017

This Proxy Statement and the Annual Report are Available at [www.proxyvote.com]

Record Date, Outstanding Shares

Our Board of Directors has fixed October 5, 2017 as the record date to determine the stockholders entitled to notice of and to vote at the Special Meeting. As of the record date, there were 13,950,020 shares of common stock outstanding.

Voting Matters

Voting Rights

Except as described below, each of our stockholders is entitled to one vote for each share of common stock held as of the record date for the Special Meeting on each matter to come before the Special Meeting.

Notwithstanding the foregoing, in accordance with applicable NASDAQ guidance, the 947,870 shares of our common stock that have been issued pursuant to the Purchase Agreements and are outstanding as of the record date for the Special Meeting will not be entitled to vote on the issuance of shares of our common stock pursuant to the Purchase Agreements, in an aggregate amount equal to 20% or more of our common stock outstanding before entry into the Purchase Agreements (Proposal 1) or to certain of our directors and officers (Proposal 2). As a result, a total of 13,002,150 shares of our common stock are entitled to vote on Proposal 1 and Proposal 2 at the Special Meeting.

Quorum Requirement

We will have the required quorum to conduct the business of the Special Meeting if holders of a majority of the outstanding shares of our common stock as of the record date and entitled to vote at the Special Meeting are present in person or represented by proxy at the Special Meeting. Pursuant to our amended and restated bylaws (“Bylaws”) and applicable Delaware law, shares represented by proxies that reflect abstentions or “broker non‑votes,” discussed below, are counted as shares that are present for purposes of determining the presence of a quorum. However, as described below, we do not expect broker non-votes to occur at the Special Meeting, and as a result, no such votes will be counted as present for purposes of determining the presence of a quorum at the Special Meeting.

Effect of Not Providing Voting Instructions; Broker Non-Votes

If you are a stockholder of record and you submit a valid proxy that is not revoked before your shares are voted at the Special Meeting and that does not provide voting instructions with respect to your shares, all shares represented by your proxy will be voted in accordance with the recommendation of the Board of Directors on each proposal to be presented at the Special Meeting, as described in this Proxy Statement.

If you hold your shares in “street name” (that is, your shares are held by a broker or other nominee on your behalf as the beneficial owner, but are not held in your name), it is critical that you provide voting instructions to your broker or other nominee if you want your vote to count on any of the proposals to be voted on the Special Meeting.  All of these proposals constitute “non‑routine” matters on which a broker or other nominee is not entitled to vote shares held for a beneficial owner without receiving specific voting instructions from the beneficial owner. In general, if you hold your shares in street name and you do not instruct your broker on how to vote on a non-routine matter, then no vote would be cast on such proposals on your behalf and a “broker non-vote” would occur. For the Special Meeting, however, there are no proposals to be voted on that constitute “routine” matters on which a broker or other nominee would be entitled to vote shares held for a beneficial owner without receiving voting instructions from the beneficial owner. As a result, because brokers or other nominees will not be entitled to vote uninstructed shares on any proposal at the Special Meeting, we do not expect any broker non-votes to occur ,and no such shares will be counted as present for purposes of establishing a quorum. We encourage you to submit your voting instructions to your broker or other nominee as soon as possible to ensure that your shares of common stock are voted at the Special Meeting!

Voting Requirements

The issuance of shares of our common stock pursuant to the Purchase Agreements, in an aggregate amount equal to 20% or more of our common stock outstanding before entry into the Purchase Agreements (Proposal 1) and to certain of our directors and officers (Proposal 2), must each be approved by the affirmative vote of a majority of the votes cast on the proposal by shares present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal.  As a result, abstentions, if any, will have no effect on the outcome of the votes on Proposal 1 or Proposal 2. The adjournment of the Special Meeting, if necessary or appropriate (Proposal 3), must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting, even if less than a quorum. As a result, abstentions, if any, will have the same effect as a vote against Proposal 3.

Below is a summary of the voting requirements for each proposal to be voted on at the Special Meeting:

Proposal	Vote Required	Routine vs. Non-Routine	Effect of Abstentions and Broker Non-Votes
1: Issuance of Shares Equal to 20% or More	Majority of Votes Cast	Non‑Routine	Abstentions will have no effect Broker non‑votes not expected to occur
2: Issuance of Shares to Directors and Officers	Majority of Votes Cast	Non‑Routine	Abstentions will have no effect Broker non‑votes not expected to occur
3: Adjournment	Majority of Votes Present or Represented	Non‑Routine	Abstentions will have the effect of a vote against Broker non-votes not expected to occur

How to Vote

Stockholders of Record

You are a stockholder of record if, at the close of business on the record date for the Special Meeting, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent. If you are a stockholder of record, there are several ways for you to vote your shares, as follows:

•

By Mail.  You may submit your vote by completing, signing and dating the proxy card provided to you for use at the Special Meeting and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than the Special Meeting to be voted at the Special Meeting.

•

By Telephone or on the Internet.  You may vote your shares by telephone or on the Internet by following the instructions provided on the proxy card for the Special Meeting. If you vote by telephone or on the Internet, you do not need to return a paper proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted by telephone or on the Internet must be received by 11:59 p.m. Eastern Time on November 27, 2017.

•

In Person at the Special Meeting.  You may vote your shares in person at the Special Meeting. Even if you plan to attend the Special Meeting in person, we recommend that you also submit your proxy card or vote by telephone or on the Internet by the applicable deadline, to ensure that your vote will be counted if you later decide not to attend the Special Meeting.

If you are a stockholder of record entitled to vote at the Special Meeting, you may revoke your proxy at any time before it is voted at the Special Meeting by taking any one of the following actions:

•	Later-Dated Vote. You may revoke a previously submitted proxy by submitting a later‑dated vote in person at the Special Meeting, by Internet, by telephone, or by mail.
•	Written Notice. You may also revoke a previously submitted proxy by delivering written notice of revocation to our Corporate Secretary at the address of our principal executive offices.

Any new proxy card or written notice of revocation that is mailed to us must include the stockholder’s name and must be received prior to the Special Meeting to be effective, and any later‑dated vote submitted by telephone or on the Internet must be received by 11:59 p.m. Eastern Time on November 27, 2017 to be effective. Only your latest-dated vote that is received by the deadline applicable to each voting method will be counted.

Beneficial Owners

You are a beneficial owner of shares held in street name if, at the close of business on the record date for the Special Meeting, your shares were held by a broker, or other nominee and not in your name. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you are a beneficial owner of your shares, you should receive voting instructions from the broker or other nominee that holds your shares, and you should follow those instructions in order to direct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting processes of your broker or other nominee. If you are a beneficial owner of shares held in street name, you may vote your shares in person at the Special Meeting only if you obtain a legal proxy from the broker or other nominee holding your shares giving you the right to vote the shares.

If your shares are held in street name, you should follow the instructions provided by your broker or other nominee regarding how to revoke a previously submitted proxy.

Attending the Special Meeting

All stockholders that owned our common stock at the close of business on the record date for the Special Meeting, or their duly appointed proxies, may attend the Special Meeting.  Even if you plan to attend the Special Meeting in person, we recommend that you also submit your proxy card or vote by telephone or on the Internet by the applicable deadline, to ensure that your vote will be counted. Please see “How to Vote” above for voting instructions.

If you attend the Special Meeting in person, you may be asked to present valid picture identification, such as a driver’s license or passport. Additionally, if you are a beneficial owner of shares held in street name, you must bring to the Special Meeting a copy of a brokerage statement reflecting your ownership of our common stock as of the record date, so that we may identify you as a stockholder of our Company.

Submitting your vote prior to the Special Meeting will not affect your right to vote at the Special Meeting should you decide to attend; however, your attendance at the Special Meeting after having submitted a valid proxy will not in and of itself constitute a revocation of your proxy. In order to do so, you will be required to give oral notice of your intention to vote in person to the inspector of elections of the Special Meeting and submit a completed ballot at the Special Meeting reflecting your new vote.

Solicitation of Proxies

The expense of soliciting proxies and the cost of preparing, printing, assembling and mailing materials in connection with the solicitation of proxies will be paid by Cherokee. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or e‑mail by our officers, directors and other employees, who will not receive any additional compensation for these services. We have not engaged employees for the specific purpose of soliciting proxies or a proxy solicitation firm to assist us in soliciting proxies, but we may elect to engage and pay the cost of such employees or such a proxy solicitation firm at any time. In addition, we will request persons, firms and corporations holding shares in their names or in the names of their nominees that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners, and we will reimburse such holders for their reasonable expenses in so doing.

Householding

To reduce the expenses of delivering duplicate materials to our stockholders, we are delivering one copy of our proxy materials for the Special Meeting, including this Proxy Statement and the Annual Report, to multiple stockholders who share the same address, unless we have received contrary instructions from a stockholder. Upon our receipt of a written or oral request, we will deliver promptly, at no charge, a separate copy of this Proxy Statement or the Annual Report to any stockholder at a shared address to which we have delivered a single copy of any of these documents. Additionally, stockholders who share an address and receive a single copy of this Proxy Statement or the Annual Report may request to receive multiple copies of any of these documents for future meetings of our stockholders, and stockholders who share an address and receive multiple copies of this Proxy Statement or the Annual Report may request to receive a single copy of any of these documents for our future meetings of stockholders. Any such requests should be directed to us by calling (818) 908‑9868 or by writing to Investor Relations at the address of our principal executive offices.

Where You Can Find More Information About Cherokee

Stockholders can find additional information about Cherokee, including information about our business and certain corporate governance information, on our website at cherokeeglobalbrands.com. The Company also makes available on its website its annual reports on Form 10‑K, quarterly reports on Form 10‑Q, current reports on Form 8‑K and amendments to these reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) SEC‑0330 for further information on the public reference facilities. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. The information on our website is not incorporated by reference into this proxy statement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor provided for under these sections. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future circumstances or events, including the terms of any future equity financings we may pursue; the impact of any such financings on our performance, financial condition and liquidity; and our ability to maintain compliance with the obligations of our outstanding debt instruments.

Forward-looking statements reflect only our current views, expectations and assumptions regarding these future events and our future performance. As a result, our forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results or events to differ materially from the future results or events expressed, projected, or implied by the forward-looking statements we make. These risks, uncertainties and other factors include the following: (i) competitive conditions in our industry; (ii) risks related to the retail business that impact the retailers that license and/or sell our brands; (iii) changes in consumer demand for our brands, generally, in particular regions or among certain consumer groups;  (iv) our ability to maintain relationships with key licensees of our brands, or develop engagements with new licensees to replace any such relationships that terminate or expire; (v) our ability to implement our business strategies, including certain shifts in our licensing focus in recent periods; (vi) our ability to manage the various licensing and selling models that we utilize in our operations; (vii) our ability to identify, acquire and integrate into our portfolio new and promising brands; (viii) changes in general economic and market conditions; (ix) our ability to protect our trademarks and other intellectual property rights; (x) risks related to the level and terms and conditions of our indebtedness; (xi) risks associated with the global scope of our operations; (xii) collection and credit risks; (xiii) changes in rules and regulations applicable to us and our industry; and (xiv) the other factors described from time to time in our periodic reports and other filings with the SEC. As a result of these risks, uncertainties and other factors, you should not place undue reliance on the forward‑looking statements we make because some or all of them could turn out to be wrong.

All forward-looking statements we make in this Proxy Statement speak only as of the date of this Proxy Statement, and we disclaim any intent or obligation to update publicly any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All forward-looking statements in this Proxy Statement are qualified in their entirety by this cautionary statement.

THE FINANCINGS

General

The Purchase Agreements

As previously reported in our Current Report on Form 8‑K filed with the SEC on August 14, 2017, on August 11, 2017, we entered into the Purchase Agreements with several investors, including certain of our directors and officers, to effect certain equity financings. We refer to these equity financings collectively as the “Financings”. The form of the Purchase Agreements and certain other agreements related thereto are filed as exhibits to such Current Report on Form 8‑K. See “General—Where You Can Find More Information About Cherokee” above to learn how you can access this report and these agreements.

Background and Reasons for the Financings

We have established a senior secured credit facility with Cerberus Business Finance, LLC (“Cerberus”), pursuant to which we have borrowed $45.0 million under a term loan facility and $5.0 million under a revolving credit facility. As a result of our failure to comply with certain financial and reporting covenants under the credit facility as of the end of the first quarter of our current fiscal year, on August 11, 2017, we and Cerberus entered into an amendment to the credit facility that includes a waiver of such compliance failures and amends certain other terms, including relaxing certain of our financial covenants and adding a new liquidity covenant. This new liquidity covenant obligates us to maintain certain specified levels of unrestricted cash on-hand, and also required, as a condition to effectiveness of the credit facility amendment, that we complete an equity financing for net cash proceeds of $4.0 million and obtain contractual commitments for additional equity financings for net cash proceeds of up to $5.5 million if the new liquidity covenant is not satisfied at any time on or before March 5, 2018.

Our Board of Directors determined that it was advisable and in our best interest and in the best interest of our stockholders to enter into the Purchase Agreements and effect the Financings in order to comply with these requirements of our credit facility with Cerberus. We intend to use the net proceeds from the Financings for general corporate purposes, including working capital and other general and administrative purposes.

Completed Financing

Pursuant to the Purchase Agreements, on August 17, 2017, the investors party thereto purchased, and we issued and sold, an aggregate of 947,870 shares of our common stock in a private placement financing at a per share purchase price of $4.22 and for net cash proceeds to us of approximately $4.0 million (the “Completed Financing”).

Committed Financings

Also pursuant to the Purchase Agreements, certain of the investors party thereto have agreed to participate in certain future equity financings, as follows: if we notify any such investor on or before March 5, 2018 of a failure to meet the new liquidity covenants required by our credit facility with Cerberus, then such investor will, subject to certain conditions and caps, be obligated to purchase in a private placement financing additional shares of our common stock as we request at a per share purchase price equal to the lower of $4.22, 90% of the average closing price of our common stock for the 20 days before the date of our notification to such investor, or the closing price of our common stock on the day before the date of our notification to such investor (such financings, the “Committed Financings”). The maximum aggregate value of the commitments from all investors for the Committed Financings is approximately $5.5 million.

In consideration for the agreement of these investors to participate in the Committed Financings, on August 17, 2017, we issued to such investors warrants to purchase up to an aggregate of 326,695 shares of our common stock at an exercise price of $4.22 (collectively, the “Warrants”). The Warrants are exercisable at any time from March 5, 2018 until the seven-year anniversary of their initial issuance date, may be exercised in cash or on a “cashless” basis, and are subject to customary adjustments in the event of stock dividends or other distributions, stock splits, or mergers, reclassifications or similar transactions.

Investors Participating the Financings

The following table reflects the participation in the Completed Financing and the Committed Financings by the investors party to the Purchase Agreements:

Name of Investor, Position or Relationship with the Company	No. of Shares Purchased in Completed Financing	Aggregate Purchase Price of Shares Purchased in Completed Financing	No. of Shares Subject to Warrants	Aggregate Purchase Price of Shares That May Be Purchased in Committed Financings	Aggregate Purchase Price of all Shares in Completed Financing and Committed Financings(1)
Jess Ravich, Director	473,934	$2,000,001	237,834	$4,014,638	$6,014,640
Robert Galvin, Chairman of the Board	23,697	$100,001	5,924	$100,001	$200,003
Howard Siegel, President, Chief Operating Officer	23,697	$100,001	—	$—	$100,001
Cove Street Capital, LLC (“Cove Street”), Significant Stockholder	236,967	$1,000,001	59,241	$1,000,001	$2,000,001
Other Investors (of which there are three), No Other Relationship	189,575	$800,007	23,696	$400,005	$1,200,012
Total	947,870	$4,000,011	326,695	$5,514,646	$9,514,657

(1)	Assumes the purchase by each investor of its maximum commitment in the Committed Financings.

Potential Effects of the Financings

Any issuance of shares of our common stock in the Committed Financings would result in dilution to our existing stockholders with respect to their ownership interest, voting power, earnings per share and book and market value per share. Additionally, sales in the public market of any shares of our common stock that may be issued in the Committed Financings, or the perception that any such sales could occur, could adversely affect the prevailing market price of our common stock, which could impair the ability of our existing stockholders to sell their shares, should they desire to do so, or our ability to raise funds in additional equity financings in the future, should we desire to do so. Further, the acquisition of additional shares by investors in the Committed Financings, particularly by the investors who are directors, officers or significant stockholders of our Company, could result in the establishment of, or changes in, control positions over our Company, which could subject us and our existing stockholders to risks if these investors have and pursue their own interests with respect to our Company. Moreover, as described above, the number of shares of our common stock that we may issue in the Committed Financings depends on the prevailing market price of our common stock at or near the time of any such financing, and as a result, the effects described above would be continually amplified if and to the extent the market price of our common stock declines and we seek to issue a greater number of shares in the Committed Financings in order to result in the desired amount of net proceeds.

To illustrate the impact of increases or decreases in the market price of our common stock on the number of shares we may issue in the Committed Financings, the table below shows the maximum number of shares of our common stock that could be issued to the investors in the Financings, assuming various prices per share for such issuances (and assuming approval of Proposal 1 and Proposal 2 at the Special Meeting, as described further below). As of October 27, 2017, the closing price of our common stock as reported by NASDAQ was $2.40.

	Total No. of Shares Issued in Committed Financings(1)						Total No. of	Total Net
						Total Net	Shares Issued	Proceeds of
Price Per Share($)	To Jess Ravich, Director	To Robert Galvin, Chairman of the Board	To Cove Street, Significant Stockholder	To Other Investors	To All Investors, Collectively	Proceeds of Committed Financings ($)(1)	in Completed Financing and Committed Financings(1)	Completed Financing and Committed Financings ($)(1)
1.00	4,014,638	100,001	1,000,000	400,004	5,514,643	5,514,643	6,462,513	9,514,654
1.25	3,211,710	80,001	800,000	320,004	4,411,715	5,514,644	5,359,585	9,514,655
1.50	2,676,425	66,667	666,667	266,670	3,676,429	5,514,644	4,624,299	9,514,655
1.75	2,294,079	57,143	571,428	228,574	3,151,224	5,514,642	4,099,094	9,514,653
2.00	2,007,319	50,000	500,000	200,002	2,757,321	5,514,642	3,705,191	9,514,653
2.25	1,784,283	44,445	444,444	177,780	2,450,952	5,514,642	3,398,822	9,514,653
2.50	1,605,855	40,000	400,000	160,002	2,205,857	5,514,643	3,153,727	9,514,654
2.75	1,459,868	36,364	363,636	145,456	2,005,324	5,514,641	2,953,194	9,514,652
3.00	1,338,212	33,333	333,333	133,334	1,838,212	5,514,636	2,786,082	9,514,647
3.25	1,235,273	30,769	307,692	123,078	1,696,812	5,514,639	2,644,682	9,514,650
3.50	1,147,039	28,571	285,714	114,286	1,575,610	5,514,635	2,523,480	9,514,646
3.75	1,070,570	26,667	266,666	106,668	1,470,571	5,514,641	2,418,441	9,514,653
4.00	1,003,659	25,000	250,000	100,000	1,378,659	5,514,636	2,326,529	9,514,647
4.25	944,620	23,529	235,294	94,118	1,297,561	5,514,634	2,245,431	9,514,646
4.50	892,141	22,222	222,222	88,890	1,225,475	5,514,638	2,173,345	9,514,649
4.75	845,187	21,052	210,526	84,210	1,160,975	5,514,631	2,108,845	9,514,643
5.00	802,927	20,000	200,000	80,000	1,102,927	5,514,635	2,050,797	9,514,646

(1)	Assumes no exercise of the Warrants.

Reasons for Stockholder Approval

Our common stock is listed on the NASDAQ Global Select Market. As a result, we are subject to NASDAQ Listing Rules, including the following:

•

NASDAQ Listing Rule 5635(d) requires stockholder approval for any issuance of common stock in a private placement in an amount equal to 20% or more of the common stock outstanding immediately before such issuance, if the issuance is at a price per share that is less than the book value of the stock or the market value of the stock immediately before the time the company enters into a binding agreement for the issuance of the stock. For this purpose, the market value of the stock is the consolidated closing bid price immediately before the time the company enters into a binding agreement for the issuance of the stock.

•

NASDAQ Listing Rule 5635(c) requires stockholder approval for certain equity compensation arrangements involving the issuance of common stock by a company to its officers, directors, employees or consultants. Under NASDAQ interpretations of this rule, such an issuance of common stock in a private placement at a price per share that is less than the market value of the stock is considered a form of “equity compensation” that requires stockholder approval. For this purpose, the market value of the stock is the consolidated closing bid price immediately before the time the company enters into a binding agreement for the issuance of the stock.

As described under “—Potential Effects of the Financings” above, if the price of our common stock declines, then we would be required to issue a greater number of shares in the Committed Financings in order to obtain the same amount of net proceeds. Consequently, we may seek to issue shares of our common stock in the Committed Financings at a price per share and in an amount that results in our issuance in the Financings of 20% or more of the number of shares outstanding as of immediately before entry into the Purchase Agreements, which was 13,002,150 shares and 20%

of which, less the number of shares previously issued in the Completed Financing, is 1,652,560 shares. Such an issuance would require stockholder approval in order to comply with NASDAQ Listing Rule 5635(d).

In addition, as described under “—General—Committed Financings” above, the terms of the Purchase Agreements provide that the price per share at which we issue shares in any Committed Financing will depend on the market price of our common stock at or around the time of any such financing. Consequently, the Purchase Agreements could permit us to issue shares of our common stock to certain of our directors who have agreed to participate in the Committed Financings at a price per share that is less than the market value of our common stock immediately before the time we entered into the Purchase Agreements, which was $4.05 per share. Such an issuance would require stockholder approval in order to comply with NASDAQ Listing Rule 5635(c).

As a result, our Board of Directors has determined that it is advisable and in our best interest and in the best interest of our stockholders to seek stockholder approval of issuances of our common stock in the Committed Financings under the terms described above, in order to ensure compliance with these NASDAQ Listing Rules while also affording us maximum flexibility in utilizing the Committed Financings to maintain compliance with the liquidity requirements of our credit facility with Cerberus. Importantly, we are not seeking the approval of our stockholders to authorize our entry into the Purchase Agreements, which has already occurred and which are binding obligations of our Company, to authorize the issuance and sale of shares of our common stock in the Completed Financing or our issuance of the Warrants, which has also already occurred, or to authorize the Committed Financings in general. Rather, we are seeing stockholder approval of the issuance of shares of our common stock in the Committed Financings (1) in an amount that would, collectively with the shares issued in the Completed Financings, total 1,652,560 or more shares, and (2) to our directors who have agreed to participate in the Committed Financings, at a price below $4.05 per share.

PROPOSAL 1

APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK PURSUANT TO THE PURCHASE AGREEMENTS IN AN AGGREGATE AMOUNT EQUAL TO 20% OR MORE OF OUR COMMON STOCK OUTSTANDING BEFORE ENTRY INTO THE PURCHASE AGREEMENTS

General

At the Special Meeting, our stockholders will be asked to approve the issuance of shares of our common stock in the Committed Financings such that the amount of shares issued in the Completed Financing and the Committed Financings collectively equals 20% or more of the number of shares of our common stock outstanding immediately before entry into the Purchase Agreements, which, less the number of shares previously issued in the Completed Financing, is 1,652,560 shares.

The terms of, reasons for, and other aspects of the Purchase Agreements, the Committed Financings and the issuance of shares to be voted on in this Proposal 1, are described in detail in other sections of this Proxy Statement.

Certain Interests

As a result of their potential participation in the Committed Financings, Messrs. Galvin and Ravich, directors on our Board of Directors, have a direct interest in Proposal 1. See the description under “The Financings—Investors Participating in the Financings” above for more information.

Effects of Approving Proposal 1

If our stockholders approve Proposal 1, then we would seek an amendment to the Purchase Agreements to delete a provision therein that prohibits us from issuing in the Concurrent Financing and the Committed Financings, on a collective basis, a number of shares in excess of 19.9% of the total number of shares of our common stock outstanding as of immediately before entry into the Purchase Agreements. Pursuant to the Purchase Agreements, any amendment to the terms thereof could be made by the mutual agreement of the parties. In that event,  and assuming our stockholders also approve Proposal 2 as described in this Proxy Statement, we would be permitted to issue an unlimited number of shares of our common stock in the Committed Financings. See the description under “The Financings—Potential Effects of the Financings” above for more information about the potential effects of such issuances.

Consequences of Failing to Approve Proposal 1

If our stockholders do not approve Proposal 1 and we do not obtain amendments to the Purchase Agreements to remove the 19.9% cap on the number of shares that we could issue in the Financings, as described above, then our ability to utilize the Committed Financings would be limited to no more than 1,652,559 shares of our common stock, which, together with the 947,870 shares issued in the Completed Financings, is equal to 19.9% of the total number of shares of our common stock outstanding as of immediately before entry into the Purchase Agreements. Depending on the market price of our common stock at or around the time of any Committed Financing, this limitation could materially reduce the amount of net proceeds we may be able to obtain from such financings. To illustrate the impact of this limitation, the following table shows the maximum amount of net proceeds we could obtain in the Committed Financings if we can only issue up to 1,652,559 shares of our common stock in such financings, assuming various prices per share for such financings:

Price Per Share of Committed Financing ($)	Maximum Net Proceeds in Committed Financings If Proposal 1 is Not Approved ($)(1)	Total Amount of Committed Net Proceeds for Committed Financings that Would Be Unavailable If Proposal 1 is Not Approved($)(2)	Percentage of Maximum Commitments for Committed Financings that Would Be Unavailable If Proposal 1 is Not Approved(%)(3)
1.00	1,652,559	3,862,087	70.03
1.25	2,065,699	3,448,947	62.54
1.50	2,478,839	3,035,807	55.05
1.75	2,891,978	2,622,668	47.56
2.00	3,305,118	2,209,528	40.07
2.25	3,718,258	1,796,388	32.57
2.50	4,131,398	1,383,248	25.08
2.75	4,544,537	970,109	17.59
3.00	4,957,677	556,969	10.10
3.25	5,370,817	143,829	2.61
3.50	5,514,646	—	—
3.75	5,514,646	—	—
4.00	5,514,646	—	—

(1)

Assumes our issuance of an aggregate of 1,652,559 shares of our common stock in the Committed Financings to all investors who have agreed to participate in such financings, including our directors. As a result, the net proceeds amounts shown in this table for Committed Financings at a price per share below $4.05 also assume that our stockholders approve Proposal 2 as described in this Proxy Statement. All amounts in this table also assume no exercise of the Warrants.

(2)

Reflects the difference between the maximum commitment in the Committed Financings of all investors on a collective basis, and the maximum net proceeds we could receive if we can issue a maximum of 1,652,559 shares of our common stock in the Committed Financings.

(3)	Based on an aggregate maximum commitment in the Committed Financings of $5,514,646. See “The Financings” above for more information.

Any such limitation on the amount of net proceeds we could obtain from the Committed Financings could cause us to fail to satisfy our liquidity obligations under our credit facility with Cerberus, which could have material adverse effects on our business, results of operations, financial condition and prospects. As a result, your vote at the Special Meeting is important!

Vote Required; Recommendation of Our Board of Directors

The approval of Proposal 1 requires the affirmative vote of a majority of the votes cast on the proposal by shares present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal.

Our Board of Directors recommends a vote “FOR” Proposal 1.

PROPOSAL 2

APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK PURSUANT TO THE PURCHASE AGREEMENTS TO CERTAIN OF OUR DIRECTORS AND OFFICERS

General

At the Special Meeting, our stockholders will be asked to approve the issuance of shares of our common stock in the Committed Financings pursuant to the Purchase Agreements to certain of our directors and officers.

The terms of, reasons for, and other aspects of the Purchase Agreements, the Committed Financings and the issuance of shares to be voted on in this Proposal 2, are described in detail in other sections of this Proxy Statement.

Certain Interests

As a result of their potential participation in the Committed Financings, Messrs. Galvin and Ravich, directors on our Board of Directors, have a direct interest in Proposal 2. See the description under “The Financings—Investors Participating in the Financings” above for more information.

Effects of Approving Proposal 2

If our stockholders approve Proposal 2, then we would be permitted to issue shares of our common stock in the Committed Financings to Messrs. Ravich and Galvin, the investors committed to participate in such financings who are directors, officers, employees or consultants of our Company, without regard to the price per share of such issuance relative to the market value of the stock immediately before the time we entered into the Purchase Agreements. In that event, and assuming our stockholders also approve Proposal 1 as described in this Proxy Statement, we would be permitted to issue shares of our common stock in the Committed Financings to all investors party to the Purchase Agreements at any price. See the description under “The Financings—Potential Effects of the Financings” above for more information about the potential effects of such issuances.

In addition, if our stockholders approve Proposal 2 and we issue shares of our common stock to Messrs. Ravich and Galvin in the Committed Financings at a price per share that is below the market value of our common stock immediately before the time we entered into the Purchase Agreements, which was $4.05 per share, then NASDAQ Listing Rule 5635(c) would consider the difference between $4.05 per share and the price of any such issuance to be a form of “equity compensation” to these directors. The following tables show the amount of any such equity compensation that may be received by each of Messrs. Ravich and Galvin in the Committed Financings, assuming issuance of the maximum number of shares to each such director at various prices per share in such financings:

	Jess Ravich		Robert Galvin
Price Per Share of Committed Financing ($)	No. of Shares Issued in Committed Financing(1)	Amount of Equity Compensation, under NASDAQ Listing Rule 5635(c)($)(1)	No. of Shares Issued in Committed Financing(1)	Amount of Equity Compensation, under NASDAQ Listing Rule 5635(c)($)(1)
1.00	4,014,638	12,244,646	100,001	305,003
1.25	3,211,710	8,992,788	80,001	224,003
1.50	2,676,425	6,824,884	66,667	170,001
1.75	2,294,079	5,276,382	57,143	131,429
2.00	2,007,319	4,115,004	50,000	102,500
2.25	1,784,283	3,211,709	44,445	80,001
2.50	1,605,855	2,489,075	40,000	62,000
2.75	1,459,868	1,897,828	36,364	47,273
3.00	1,338,212	1,405,123	33,333	35,000
3.25	1,235,273	988,218	30,769	24,615
3.50	1,147,039	630,871	28,571	15,714
3.75	1,070,570	321,171	26,667	8,000
4.00	1,003,659	50,183	25,000	1,250
4.04	958,147	9,937	23,866	248

(1)

Assumes our issuance to each of Messrs. Ravich and Galvin of the maximum number of shares of our common stock at each price per share in the Committed Financings, based on each such director’s commitment pursuant to the terms of the Purchase Agreements. See “The Financings—Investors Participating in the Financings” above. As a result, the share and equity compensation amounts shown in this table also assume that our stockholders approve Proposal 1 as described in this Proxy Statement. All amounts in this table also assume no exercise of the Warrants.

Consequences of Failing to Approve Proposal 2

If our stockholders do not approve Proposal 2, then our ability to utilize the Committed Financings would be limited because we could not pursue Committed Financings with our directors who have agreed to participate in such financings if the price per share is below the market value of our common stock immediately before the time we entered into the Purchase Agreements, which was $4.05 per share.  Depending on the market price of our common stock at or around the time of any such financing, this limitation could materially reduce the amount of net proceeds we may be able to obtain from the Committed Financings. To illustrate the impact of this limitation, the following table shows the maximum amount of net proceeds we could obtain in the Committed Financings depending on whether or not we are permitted to issue shares of our common stock to our directors who have agreed to participate in such financings:

Price Per Share of Committed Financing ($)(1)	Maximum Net Proceeds in Committed Financings If Proposal 2 is Not Approved ($)(2)	Total Amount of Committed Net Proceeds for Committed Financings that Would Be Unavailable If Proposal 2 is Not Approved($)(2)	Percentage of Maximum Commitments for Committed Financings that Would Be Unavailable If Proposal 2 is Not Approved(%)(3)
4.04 or less	1,400,006	4,114,640	74.6
4.05 or more	5,514,646	—	—

(1)

Pursuant to the terms of the Purchase Agreements, the price per share in the Committed Financings is to equal the lower of (i) $4.22, (ii) 90% of the average closing price of our common stock for the 20 days before the date of our notification to an investor of a failure to meet our liquidity covenants required by our credit facility with Cerberus, or (iii) the closing price of our common stock on the day before the date of our notification to an investor of a failure to meet our liquidity covenants required by our credit facility with Cerberus.

(2)

Reflects the maximum commitment in the Committed Financings by (i) if the Committed Financings are effected at a price below the consolidated closing bid price immediately before the time we entered into the Purchase

Agreements, or $4.05 per share, all non-director investors on a collective basis, as the commitments of all director investors would not be available to us at all in this circumstance, and (ii) if the Committed Financings are effected at a price equal to or above the consolidated closing bid price immediately before the time we entered into the Purchase Agreements, or $4.05 per share, all investors, including directors, on a collective basis. See “The Financings—Investors Participating in the Financings” above for more information.

(3)

Reflects the difference between the maximum commitment in the Committed Financings of all investors on a collective basis, and the maximum net proceeds we could receive if we cannot issue shares of our common stock to our directors who have agreed to participate in the Committed Financings.

(4)	Based on an aggregate maximum commitment in the Committed Financings of $5,514,646. See “The Financings” above for more information.

Any such limitation on the amount of net proceeds we could obtain from the Committed Financings could cause us to fail to satisfy our liquidity obligations under our credit facility with Cerberus, which could have material adverse effects on our business, results of operations, financial condition and prospects. As a result, your vote at the Special Meeting is important!

Vote Required; Recommendation of Our Board of Directors

The approval of Proposal 2 requires the affirmative vote of a majority of the votes cast on the proposal by shares present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal.

Our Board of Directors recommends a vote “FOR” Proposal 2.

PROPOSAL 3

APPROVAL OF ONE OR MORE ADJOURNMENTS TO THE SPECIAL MEETING TO ESTABLISH A QUORUM OR TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES CAST IN FAVOR OF PROPOSAL 1 OR PROPOSAL 2

General

If the number of shares of our common stock present in person or represented by proxy at the Special Meeting and voting in favor of Proposal 1 or Proposal 2 is insufficient to approve either such proposal, the chairman of the Special Meeting may move to adjourn or postpone the Special Meeting in order to enable our Board of Directors to continue to solicit additional proxies in favor of these proposals.

Our Board of Directors has determined that it is advisable and in our best interest and in the best interest of our stockholders to seek stockholder approval of one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1 or Proposal 2 to approve either such proposal. As a result, in this Proposal 3, we are asking our stockholders to authorize the holder of any proxy solicited by our Board of Directors for the Special Meeting to vote in favor of adjourning or postponing the Special Meeting as necessary or appropriate for these purposes.

If our stockholders approve Proposal 3,  then we would be able to adjourn or postpone the Special Meeting, and any adjourned or postponed session of the Special Meeting, in order to solicit additional proxies in favor of the Proposal 1 and Proposal 2.  In addition, approval of Proposal 3 would also enable the adjournment or postponement of the Special Meeting in the event we receive proxies indicating that a majority of the votes cast on Proposal 1 or Proposal 2 will be voted against either such proposal,  in which case we could adjourn or postpone the Special Meeting without a vote on Proposal 1 or Proposal 2 in order to solicit the holders of those shares to change their votes or to solicit additional favorable votes from other stockholders.

Certain Interests

As a result of their potential participation in the Committed Financings, Messrs. Galvin and Ravich, directors on our Board of Directors, have a direct interest in Proposal 3. See the description under “The Financings—Investors Participating in the Financings” above for more information.

Vote Required; Recommendation of Our Board of Directors

The approval of Proposal 3 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting, even if less than a quorum.

Our Board of Directors recommends a vote “FOR” Proposal 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned by, and percentage ownership of, the following:

•	each stockholder known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each current director and director nominee;
•

all persons serving as Chief Executive Officer and Chief Financial Officer during our fiscal year ended January 28, 2017 (“Fiscal 2017”), as well as our only other executive officer serving as such during Fiscal 2017 (our Chief Operating Officer) (collectively, the “Named Executive Officers”); and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, a person’s beneficial ownership includes any shares that the person has the right to acquire as of or within 60 days after October 5, 2017, through the exercise or conversion of any outstanding stock options or other rights or the vesting of any outstanding restricted stock units (“RSUs”). Such shares that a person has the right to acquire are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, with respect to the Financings, all shares of our common stock issued in the Completed Financing are reflected as beneficially owned, but all shares of our common stock subject to the Warrants or that may be issued in a Committed Financing are not reflected as beneficially owned. All ownership percentages in the table below are based on 13,950,020 shares of our common stock outstanding as of October 5, 2017.

Unless otherwise indicated in the notes to the table below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of our common stock identified as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws. Additionally, unless otherwise indicated in the notes to the table below, all information is as of October 5, 2017 and the address of each person is c/o Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class (%)
5% Stockholders:
Cove Street(1)	2,704,482	19.4
Headlands Strategic Opportunities Fund, LP(2)	1,654,397	11.9
NorthPointe Capital, LLC(3)	948,873	6.8
Non-Employee Directors:
Robert Galvin(4)	79,429	*
Keith Hull(5)	53,269	*
Jess Ravich(6)	901,855	6.4
Frank Tworecke(7)	39,999	*
Carol Baiocchi	—	—
Susan E. Engel	1,000	*
Named Executive Officers:
Henry Stupp(8)	275,514	2.0
Howard Siegel(9)	336,182	2.4
Jason Boling(10)	133,898	1.0
All current executive officers and directors as a group (9 persons)(11)	1,821,146	12.8

*Represents beneficial ownership of less than 1%, based on shares of common stock outstanding as of October 5, 2017.

(1)

The number of shares reported as beneficially owned is based on a Form 13F Holdings Report with a reporting date of June 30, 2017 and filed with the SEC by Cove Street on August 11, 2017, together with the securities purchased by Cove Street in the Financings. Cove Street reports its principal business address as 2101 E. El Segundo Boulevard, Suite 302, El Segundo, California 90245.

(2)

The number of shares reported as beneficially owned is based solely on a Schedule 13G/A with a reporting date of December 31, 2016 and a Form 4 with a reporting date of May 12, 2017, each filed with the SEC by Headlands Strategic Opportunities Fund, LP, Headlands Capital Management, LLC, its general partner, and David E. Park III and David W. Cost Jr., members of the investment committee of Headlands Capital Management, LLC. Each of these reporting persons reports its principal business address as One Ferry Building, Suite 255, San Francisco, California 94111.

(3)

The number of shares reported as beneficially owned is based on a Form 13F Holdings Report with a reporting date of June 30, 2017 and filed with the SEC by NorthPointe Capital LLC on August 3, 2017. NorthPointe Capital LLC reports its principal business address as 39400 Woodward Avenue, Suite 190, Bloomfield Hills, Michigan 48304.

(4)	Includes 27,666 shares of our common stock subject to stock options currently exercisable or exercisable within 60 days after October 5, 2017.
(5)	Includes 35,666 shares of our common stock subject to stock options currently exercisable or exercisable within 60 days after October 5, 2017.
(6)	Includes 44,333 shares of our common stock subject to stock options currently exercisable or exercisable within 60 days after October 5, 2017.
(7)	Includes 27,666 shares of our common stock subject to stock options currently exercisable or exercisable within 60 days after October 5, 2017.
(8)	Includes 145,001 shares of our common stock subject to stock options currently exercisable or exercisable within 60 days after October5, 2017.
(9)	Includes 226,666 shares of our common stock subject to stock options currently exercisable or exercisable within 60 days after October 5, 2017.
(10)	Includes 116,666 shares of our common stock subject to stock options currently exercisable or exercisable within 60 days after October 5, 2017.
(11)	Includes 623,664 shares of our common stock subject to stock options currently exercisable or exercisable within 60 days after October 5, 2017.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis explains Cherokee’s policies and philosophies regarding executive compensation and the material elements of the compensation awarded to, earned by, or paid to each of Cherokee’s Named Executive Officers in Fiscal 2017. The disclosure included in this compensation discussion and analysis is identical to the disclosure included under the same heading in the proxy statement we delivered to stockholders in connection with our annual meeting of stockholders held on June 22, 2017.

Compensation Policies and Philosophy

The Compensation Committee established and oversees the design and administration of our executive compensation programs. The primary objectives of our executive compensation programs are to:

•	encourage high performance;
•	attract and retain highly qualified and motivated executive officers;
•	align the interests of our executive officers with the interest of Cherokee’s stockholders; and
•	promote accountability.

To achieve these objectives, the Compensation Committee endeavors to implement and maintain compensation packages that are performance‑oriented and designed to link Cherokee’s strategic business objectives, specific financial performance objectives and the enhancement of stockholder returns with the compensation of Cherokee’s executives, including the Named Executive Officers, while also providing competitive guaranteed compensation and opportunities for rewards that attract and retain top‑quality and experienced executives. Our compensation programs seek to accomplish these goals by using a combination of base salary, performance‑based and discretionary cash bonuses, equity compensation, change in control and post‑termination severance benefits and other benefits generally available to all of Cherokee’s employees. The appropriate mix and levels of these compensation components are determined by our Compensation Committee based on the performance of each executive and our Company, within the context of our compensation philosophy and objectives. The Compensation Committee evaluates and determines the performance of each of our Named Executive Officers considering the following factors, among others as it deems appropriate in its discretion: the executive’s ability to perform assigned tasks; the executive’s knowledge of his or her job; the executive’s ability to work with others toward the achievement of Cherokee’s goals; and internal pay equity among our Named Executive Officers. The Compensation Committee also evaluates corporate performance by considering factors such as Cherokee’s performance relative to the business environment and our competitors and Cherokee’s success in meeting its business and financial objectives. In reviewing these factors for both individual and corporate performance, the Compensation Committee relies on its subjective evaluations of these factors, based on its business judgment and experience.

Process for Establishing Executive Compensation

The Compensation Committee determines Named Executive Officer compensation by drawing on its experience and judgment in establishing compensation programs and pay levels that it believes are appropriately rewarding to our Named Executive Officers and are responsible for a company in our stage of growth, and that otherwise satisfy the principle objectives of our compensation policies and philosophy. The Compensation Committee’s practice is to establish the annual compensation packages for each of our Named Executive Officers in the beginning of each fiscal year, typically in our first fiscal quarter in connection with annual performance reviews. Performing this process after the end of the prior fiscal year allows the Compensation Committee to incorporate data on Cherokee’s performance during the prior year into its analysis and to conduct an assessment of the executives’ contributions to Cherokee’s overall performance. The Compensation Committee then compiles this information to establish annual base compensation and performance‑related incentives and make adjustments to long‑range compensation incentives as it deems appropriate.

Compensation Peer Group

In determining executive compensation packages for Fiscal 2017, the Compensation Committee desired to maintain compensation levels and structure that were substantially consistent with those of Fiscal 2015 and Fiscal 2016. As a result, it did not rely on peer groups, benchmarking, industry surveys or similar tools.

In the third quarter of Fiscal 2017, the Compensation Committee engaged Radford Consulting (“Radford”) to review and assess the Company’s executive and director compensation programs within the context of the competitive market, including assisting in establishing an appropriate group of selected peer companies and comparing Cherokee’s executive and director compensation programs with these peer companies. Selecting a group of our peer companies can be challenging for many reasons, including our relatively small market cap, our relatively low revenues, the limited number of employees we employ and our strategic plan to grow our business. In selecting our peer companies for compensation purposes, the Compensation Committee generally sought to identify companies that are similar to us across one or more key metrics and that, in the Compensation Committee’s view, compete with us for talent. As a result, with the assistance of Radford and with input from management, the Compensation Committee developed a group of peer companies consisting of U.S.-based, stand-alone, publicly traded companies that operate in our industry or with a similar business model and are comparable to us with respect to one or more identified factors, including market capitalization, annual revenues, net income and number of employees, among others. Based on this assessment, the Compensation Committee selected the following companies as our peer companies for compensation purposes, which we refer to collectively as the “Compensation Peer Group”:

Differential Brands Group	Perry Ellis International	Vera Bradley
Iconix Brand Group	Sequential Brands Group	Vince Holding Corp.
Lakeland Industries	Tilly’s	Xcel Brands
Oxford Industries	Tumi Holdings	Zumiez

Although the Compensation Peer Group was not referenced to establish base compensation packages for our Named Executive Officers for Fiscal 2017 due the timing of Radford’s engagement, the Compensation Committee used information about the executive compensation practices of the Compensation Peer Group to inform compensation decisions about bonus levels and special awards to our Named Executive Officers for Fiscal 2017 and in setting base compensation packages for our Named Executive Officers for Fiscal 2018. The Compensation Committee used data about the Compensation Peer Group to serve as market reference points for a variety of compensation features, including the level of overall compensation and each compensation component, optimum pay mix and the relative competitive landscape of our executive compensation program. In using this data, the Compensation Committee did not strive to benchmark any individual compensation component or total compensation levels to be at any specific percentile relative to the market, as the Compensation Committee believes that benchmarking may not always be the most appropriate tool for setting compensation due to the aspects of our business and objectives that may be unique to us. Rather, the Compensation Committee used the information about the Compensation Peer Group for general compensation comparison purposes, with the goal of setting compensation levels that it believes are commensurate with Cherokee’s scope and performance and the individual performance of each of our Named Executive Officers.

Role of our Chief Executive Officer and Other Executive Officers in Compensation Decisions

For compensation paid to each Named Executive Officer other than the Chief Executive Officer, our Chief Executive Officer reviews, on an annual basis, the performance of each executive officer, as well as the compensation paid to each executive officer for the prior fiscal year. Following this review, our Chief Executive Officer submits to the Compensation Committee his recommendations regarding the compensation to be paid to each Named Executive Officer for the next fiscal year, including recommended salary levels, bonuses and equity awards, as applicable. Following a review of such recommendations, the Compensation Committee takes such action regarding such compensation as it deems appropriate, including approving compensation in an amount it determines is reasonable. The Chief Executive Officer is not involved in discussions about or the determination of any aspect of his own compensation. Ultimately, the Compensation Committee determines and approves the mix and level of compensation for all executives based on its own assessment of factors it deems relevant, including each executive’s and Cherokee’s performance.

Our Chief Executive Officer participates in meetings of the Compensation Committee at the Compensation Committee’s request, other than during executive session or when our Chief Executive Officer’s own compensation is under discussion, to provide:

•	background information regarding our strategic objectives;
•	his evaluation of the performance of executive officers (other than himself); and
•	compensation recommendations as to executive officers (other than himself).

In addition, our Chief Financial Officer often prepares information for the meetings of the Compensation Committee, including information about our financial performance, and our President and Chief Operating Officer and our Chief Financial Officer participate in Compensation Committee meetings at the Compensation Committee’s request, other than during executive session or when the compensation of such executive officers is under discussion.

Our Chief Executive Officer and our other executive officers also play a significant role in the compensation‑setting process for our non-executive employees by:

•	evaluating employee performance;
•	recommending business performance targets and establishing objectives; and
•	recommending salary levels, bonuses and equity awards.

Role of Compensation Consultant

In the third quarter of 2016, the Compensation Committee engaged Radford to conduct a full review and assessment of the Company’s executive and director compensation programs within the context of the competitive market. Radford was engaged by and reports solely to the Compensation Committee, and the Compensation Committee has the sole authority to approve the terms of the engagement. Radford did not provide any services to the Company in Fiscal 2017 other than executive compensation consulting services provided to the Compensation Committee. Before engaging Radford, the Compensation Committee determined that Radford is independent, after taking into account the factors set forth in Rule 10C‑1 of the Exchange Act and NASDAQ Marketplace Rule 5605(d)(3).

Review of Stockholder Advisory Votes on Our Executive Compensation

Consistent with the preference of our stockholders, which was expressed at Cherokee’s annual meeting of stockholders held in June 2011, our stockholders currently have the opportunity to cast an advisory vote on our executive compensation annually. At our 2016 annual meeting of stockholders, our executive compensation received a favorable advisory vote from 98% of the votes cast on the proposal at the meeting (which excludes abstentions and broker non-votes). The Compensation Committee believes this approval affirmed stockholders’ support of Cherokee’s approach to executive compensation, and therefore the Compensation Committee did not significantly change our compensation policies, philosophy, structure or levels in Fiscal 2017. The Compensation Committee will continue to consider the outcome of stockholder advisory votes on our executive compensation when making compensation decisions for our Named Executive Officers and in respect of our compensation programs generally.

Components of Compensation

The compensation of our Named Executive Officers consists of four principal components, including base salary, performance‑based and discretionary cash bonuses, equity compensation and change in control and post‑termination severance benefits, and also includes certain other benefits that are generally available to all of Cherokee’s employees. The Compensation Committee views each Named Executive Officer’s compensation holistically as a package, such that a decision to deliver a higher discretionary cash bonus could result in a consequent decision to grant the Named Executive Officer fewer equity awards. The Compensation Committee sets the mix and levels of these compensation components with the goal of providing appropriate short‑term and long‑term cash and non‑cash compensation to be competitive with companies with which Cherokee competes for talent, attract and retain talented and hard‑working individuals and align their incentives with the interests of our stockholders.

Base Salary

We provide base salaries to recognize the experience, skills, knowledge and responsibilities of our Named Executive Officers, reward individual performance, reward an executive’s contribution to our overall business performance and success in meeting our business and financial objectives, and provide an appropriate retention incentive. The Compensation Committee conducts an annual review of the base salary for each Named Executive Officer, which includes a review of the recommendations of our Chief Executive Officer regarding salary levels for executives other than himself. In considering the base salary of each Named Executive Officer, the Compensation Committee considers the individual and corporate performance factors described above, in addition to other qualitative and quantitative factors it may deem relevant, including the base salary levels for similar executives of the Compensation Peer Group and other information provided by Radford. Typically, a Named Executive Officer’s base salary is increased with additional job responsibility or in light of other factors, but is not intended to be the primary compensation method to reward past performance or incentivize future performance.

The base salaries for our Named Executive Officers for Fiscal 2016, Fiscal 2017 and Fiscal 2018 are as follows:

Name and Title	Fiscal 2016	Fiscal 2017	Fiscal 2018
Henry Stupp, Chief Executive Officer	$750,000	$750,000	$750,000
Howard Siegel, President and Chief Operating Officer	$425,000	$425,000	$425,000
Jason Boling, Chief Financial Officer	$300,000	$300,000	$300,000

Cash Bonuses

We periodically pay cash bonuses to Named Executive Officers at the discretion of the Compensation Committee based on the Compensation Committee’s evaluation of performance against various corporate and individual goals and objectives and pursuant to a performance‑based cash bonus plan. In each case, this element of compensation is designed to motivate the Named Executive Officers to meet the business and financial objectives of Cherokee.

Fiscal 2017 Performance Bonus

Pursuant to the terms of Messrs. Stupp’s and Siegel’s employment agreements with us, which are described under “Employment Agreements” below, and pursuant to the Compensation Committee’s determination in May 2014 to also apply the applicable terms to Mr. Boling, each of Messrs. Stupp, Siegel and Boling is eligible to receive a cash performance‑based bonus (the “Performance Bonus”) based on the level of achievement of Cherokee’s EBITDA (defined as net income before interest expense, tax provision, depreciation, and amortization are subtracted, and inclusive of any amounts payable as Performance Bonus) for each fiscal year relative to the EBITDA target included in the budget approved by the Board for such fiscal year (and taking into account any Board approved adjustments to the budgeted EBITDA resulting from any business acquisitions or dispositions consummated during the relevant fiscal year or any other specified unusual or non-recurring transactions or events). The amount of the Performance Bonus is as follows: (i) for Mr. Stupp, $200,000 at 100% achievement, with a minimum bonus of $50,000 at 80% achievement and a maximum bonus of $350,000 at 120% achievement (with linear interpolation between 80% and 120% achievement) and (ii) for each of Messrs. Siegel and Boling, 30% of his then‑current base salary at 100% achievement, with a minimum bonus of 20% of his then‑current base salary at 80% achievement and a maximum bonus of 40% of his then‑current base salary at 120% achievement (with linear interpolation between 80% and 120% achievement). If Cherokee’s EBITDA for a fiscal year is less than 80% of the EBITDA target included in the budget approved by the Board for such fiscal year (and taking into account any Board approved adjustments to the budgeted EBITDA), then none of Messrs. Stupp, Siegel and Boling are entitled to any Performance Bonus for that fiscal year.

The Compensation Committee determined to base the achievement of the Performance Bonus on Cherokee’s EBITDA because this metric provides a basis for measuring Cherokee’s operating performance and profitability based upon its business and assets, without regard to the impact of variations attributable to certain accounting or tax‑related matters.

For Fiscal 2017, Cherokee’s EBITDA was approximately $(1.9) million, which was less than 80% of the EBITDA target that the Compensation Committee had established for this period. As a result, none of Messrs. Stupp, Siegel and Boling was awarded a Performance Bonus for Fiscal 2017.

Fiscal 2017 Discretionary Cash Bonus

The decisions as to whether or not discretionary cash bonuses will be paid and the amounts and timing of such bonuses are tied to the profitability and performance of Cherokee and other factors the Compensation Committee may deem relevant with respect to each Named Executive Officer. For Fiscal 2017, the Compensation Committee did not pre‑establish or communicate to executives any performance targets for discretionary cash bonuses. In determining cash bonus levels, the Compensation Committee reviews our corporate performance and the performance of each Named Executive Officer, which includes a review of the recommendations of our Chief Executive Officer regarding cash bonus levels for executives other than himself . The Compensation Committee also considers internal pay equity factors together with each Named Executive Officer’s qualifications, duties and responsibilities and, with respect to our Chief Executive Officer, his eligibility to receive discretionary cash bonuses as set forth in his employment agreement with us, which is described under “Employment Agreements” below.

For Fiscal 2017, the Compensation Committee determined not to pay any of our Named Executive Officers a discretionary cash bonus for overall performance during the year. However, in December 2016, the Compensation Committee approved special cash bonuses to each Named Executive Officer in recognition of significant efforts in Cherokee’s successful completion of its acquisition of the Hi-Tec and Magnum brands. These special cash bonuses consisted of cash payments of $160,000, $80,000 and $80,000 to Messrs. Stupp, Siegel and Boling, respectively.

Equity Compensation

One of the goals of our executive compensation programs is to motivate long-term performance by aligning the interests of our executives with those of our stockholders. The Compensation Committee believes the use of equity awards offers the best approach for achieving this goal, and has established our equity compensation plans in order to provide certain employees, including our Named Executive Officers, an opportunity to participate in the ownership of our Company. In general, the Compensation Committee develops its equity award determinations based on its judgments as to whether the equity awards provided to our Named Executive Officers appropriately align the interests of our Named Executive Officers with those of our stockholders and are sufficient to retain, motivate and adequately reward our executives on a long-term basis.

Cherokee currently maintains one equity compensation plan, the 2013 Plan, which initially became effective following its approval by our stockholders on July 16, 2013 and which was amended and restated upon approval by our stockholders on June 6, 2016. The 2013 Plan serves as the successor to the 2006 Incentive Award Plan (the “Predecessor Plan”), which terminated concurrently with the approval by our stockholders of the 2013 Plan (except with respect to awards previously granted under the Predecessor Plan that remain outstanding). For more information about the 2013 Plan and the Predecessor Plan, please see “Executive Compensation—Equity Compensation Plans” below.

Types of Awards

We have historically granted our Named Executive Officers the following three types of equity awards under our equity compensation plans, all pursuant to award agreements under the applicable plan:

Stock Options.  Stock option awards afford the recipient the option to purchase shares of our common stock at a stated price per share. Stock option awards granted to our Named Executive Officers are granted under Cherokee’s equity compensation plans with exercise prices equal to or above the market price of Cherokee’s common stock on the date of grant and generally vest in equal annual installments over two, three or five years beginning on the one-year anniversary of the date of grant, subject to continued service through each vesting date and, to the extent specified in the applicable award agreement, accelerated vesting under certain circumstances. Since stock option awards have value only if the price of Cherokee’s common stock increases over the exercise price, the Compensation Committee believes that stock option awards provide incentives to build stockholder value and thereby align the interests of our Named Executive Officers with those of our stockholders. The Compensation Committee also believes that these awards, which may vest over a period of two or more years, have important retention value.

RSUs.  RSUs are full-value awards that represent the contingent right to receive shares of our common stock upon achievement of stated time‑based vesting criteria. RSUs granted to our Named Executive Officers are granted under Cherokee’s equity compensation plans and generally vest in equal annual installments over three years beginning on the one-year anniversary of the date of grant, subject to continued service through each vesting date and, to the extent specified in the applicable award agreement, accelerated vesting under certain circumstances. As RSUs generally do not require the payment of an exercise price or the satisfaction of other performance criteria in order to vest, the Compensation Committee believes that these awards provide greater certainty of delivering value to our Named Executive Officers, which may be desired in order to reward our Named Executive Officers for achievement of individual or corporate strategic objectives or otherwise strong performance or in light of other factors deemed relevant, such as the terms of other outstanding equity awards, while still incentivizing long‑term performance and providing long‑term retention benefits by delivering value aligned with our stock performance over a three‑year vesting period.

Performance Stock Units.  Performance stock units are a type of RSU that vest in up to three annual installments based on the achievement of a stock price target each year. Each stock price target is calculated using the closing price of the Company’s common stock on the last day of the fiscal year preceding the grant date of the award and adding 10% growth per year, and is measured at the end of each fiscal year in which the award is outstanding. In order to achieve the applicable stock price target, the average of all closing prices during the January preceding the applicable fiscal year‑end must meet or exceed the stock price target. If a stock price target is met, one‑third of the shares subject to the award vest, and if a stock price target for either of the first two years in which an award is outstanding is not met, the portion of the award that would have vested would “roll over” and vest if the stock price target for the following fiscal year(s) in which the award remains outstanding are met, subject in all cases to continued service through each vesting date and, to the extent specified in the applicable award agreement, accelerated vesting under certain circumstances. The Compensation Committee believes this type of award design has several benefits, including, among others, that the awards have a strong performance orientation in that they generally do not vest unless one or more stock price targets are achieved; the awards align the Named Executive Officers’ interests with those of our stockholders, since the awards only vest if stockholders experience an increase in the value of their shares relative to the trading price of the shares on the grant date of the award; the stock price targets are objective, measureable, straightforward, and difficult to manipulate; the awards are only earned following a sustained stock price increase, minimizing the possibility of vesting upon a short‑term stock price spike; and there is no exercise price associated with the awards, so they could have more value delivery potential with less associated dilution than some other types of equity awards.

Award Timing, Mix and Levels

In determining the number and type of equity awards to grant in any fiscal year, the Compensation Committee considers a variety of factors, including the responsibilities and seniority of the Named Executive Officer, the contribution that the Named Executive Officer is expected to make to Cherokee in the coming years and has made to Cherokee in the past, and the size and terms of prior equity awards granted to the Named Executive Officer. The Compensation Committee generally grants equity awards for Named Executive Officers and other employees other than the Chief Executive Officer based on recommendations from the Chief Executive Officer made in connection with annual performance reviews. Decisions regarding these equity awards are typically made at the Compensation Committee’s first fiscal quarter meeting at which executive compensation for the coming year is determined. However, the Compensation Committee may also grant equity awards from time to time based on individual and corporate achievements and other factors it deems relevant, such as for retention purposes or to reflect changes in responsibilities or similar events or circumstances.

Fiscal 2017 Equity Awards

In Fiscal 2017, the Compensation Committee granted each Named Executive Officer performance stock units and special transaction awards, as described below.

Performance Stock Units.  On April 5, 2016, the Compensation Committee approved the grant of performance stock unit awards to Messrs. Stupp, Siegel and Boling pursuant to the 2013 Plan, entitling them to receive up to 10,000, 6,000 and 3,500 shares of Cherokee’s common stock, respectively, in each case over the three years beginning on the last day of Fiscal 2017 and subject to the performance criteria set forth in the applicable award agreements and as described above. Since the price target for Fiscal 2017 was not met, the first one‑third of the shares subject to each award failed to vest on the last day of Fiscal 2017. The Compensation Committee granted these awards to our Named Executive Officers to provide a long-term performance-based incentive following the expiration of performance stock units that were granted in Fiscal 2014 and expired at the end of Fiscal 2016.

Special Transaction Awards.  Along with the special cash bonuses awarded in December 2016, as described under “Cash Bonuses—Discretionary Cash Bonuses” above, the Compensation Committee also approved in December 2016 special transaction equity awards to each Named Executive Officer in recognition of significant efforts in Cherokee’s successful completion of its acquisition of the Hi-Tec and Magnum brands. These special transaction equity awards consisted of stock options to purchase up to 50,000, 30,000 and 20,000 shares of our common stock granted to Messrs. Stupp, Siegel and Boling, respectively. Each stock option award has an exercise price of $11.20 per share, has a contractual term of 3.5 years, and vests in equal annual installments over three years beginning on the one-year anniversary of the date of grant, subject to continued service through each vesting date and accelerated vesting under certain circumstances.

Change in Control and Post‑Termination Severance Benefits

The employment agreements for each of our Named Executive Officers provide them certain benefits if their employment is terminated under specified conditions, including a termination in connection with a change in control of Cherokee. The Compensation Committee believes these benefits are important elements of each Named Executive Officer’s comprehensive compensation package, primarily for their retention value and their alignment of the interests of our Named Executive Officers with those of our stockholders. The details and amounts of these benefits are described under “Executive Compensation—Potential Payments Upon Termination or Change in Control” below.

Other Benefits

Cherokee provides broad‑based benefits that are generally available to all of its employees, including health and dental insurance, life and disability insurance and a savings plan that qualifies as a defined contribution plan under Section 401(k) of the Code. Participants in this 401(k) plan are permitted to contribute to the plan through payroll deductions within statutory and plan limits and may select from a variety of investment options, which do not include Cherokee’s common stock. Under this 401(k) plan, Cherokee provides a matching contribution of up to 4% of each participant’s salary per year. In addition, Cherokee annually reviews the perquisites that senior executives receive, and the Named Executive Officers are generally entitled to the same perquisites that are available to all of Cherokee’s employees.

Deductibility of Executive Compensation

It is our policy generally to seek to qualify compensation paid to Named Executive Officers for deductibility under Section 162(m). Section 162(m) generally prohibits us from taking a tax deduction in any tax year for compensation paid to certain executive officers that exceeds $1,000,000, unless the compensation is payable only upon the achievement of pre-established, objective performance goals under a plan approved by our stockholders. We believe the stock option, RSU and performance stock unit awards we have granted to our Named Executive Officers under the 2013 Plan, the Predecessor Plan and our other historical equity compensation plans qualify as performance‑based compensation under Section 162(m), but there is no guarantee that such equity awards, or any other performance‑based compensation paid to our Named Executive Officers, qualify as such. We reserve the discretion to pay compensation to our executives that may not be deductible if we determine that paying such compensation is in the best interests of Cherokee and our stockholders.

Employment Agreements

We have entered into an employment agreement or offer letter with each of our Named Executive Officers that sets forth the terms of his compensation arrangements as described above and certain other terms of his employment with us. The Compensation Committee determined to enter into employment agreements with each of our Named Executive Officers in light of various factors, including their respective levels of responsibility, the retention value of the agreements, particularly the change in control and post‑termination severance benefits provided in the agreements, and internal pay equity factors.

During Fiscal 2017, the Compensation Committee approved and amended and restated employment agreement with Mr. Stupp, which supersedes and replaces his prior employment agreement with us. The terms of Mr. Stupp’s new employment agreement are substantially similar to those of his prior employment agreement with us, except that (i) the contractual term of the new employment agreement extends until January 31, 2020 (whereas the prior employment agreement’s contractual term expired January 31, 2017), and (ii) the determination of the amount of Mr. Stupp’s Performance Bonus for each fiscal year is based on the level of achievement of the Company’s budgeted EBITDA for the applicable fiscal year after taking into account all adjustments to the budgeted EBITDA that are approved by the Board of Directors, as described under “Cash Bonuses—Fiscal 2017 Performance Bonus” above (whereas the prior employment agreement only took into account adjustments to the budgeted EBITDA resulting from any business acquisitions or dispositions consummated during the applicable fiscal year). Each of Messrs. Stupp’s, Siegel’s and Boling’s employment agreement or offer letter with us is described under “Executive Compensation—Employment Agreements” below.

Summary of Fiscal 2017 Executive Compensation

The following table summarizes the compensation of our Named Executive Officers for Fiscal 2017:

				Performance
			Stock Option	Stock Unit
	Base	Cash	Share	Share
Name and Title	Salary ($)(1)	Bonuses ($)(2)	Amount (#)(3)	Amount (#)(4)
Henry Stupp, Chief Executive Officer	750,000	160,000	50,000	10,000
Howard Siegel, President and Chief Operating Officer	425,000	80,000	30,000	6,000
Jason Boling, Chief Financial Officer	300,000	80,000	20,000	3,500

(1)	Represents each Named Executive Officer’s base salary for Fiscal 2017.
(2)	Represents all cash bonuses for Fiscal 2017, consisting of the special transaction cash bonuses described under “Cash Bonuses—Fiscal 2017 Discretionary Cash Bonus” above.
(3)	Represents the special transaction equity awards granted in Fiscal 2017, described under “Equity Compensation—Fiscal 2017 Awards—Special Transaction Awards” above.
(4)	Represents the performance stock units granted in Fiscal 2017, described under “Equity Compensation— Fiscal 2017 Awards—Performance Stock Units” above.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee, have reviewed and discussed with Cherokee’s management the disclosure under “Compensation Discussion and Analysis” above. Based on this review and discussion, we recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:

Frank Tworecke, Chair

Carol Baiocchi

Susan E. Engel

Jess Ravich

This compensation committee report shall not be deemed to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act other than as provided by applicable SEC rules, or to the liabilities of Section 18 of the Exchange Act except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our Named Executive Officers for Fiscal 2017, Fiscal 2016 and Fiscal 2015:

						Non‑Equity
				Stock	Option	Incentive Plan	All Other	Total
Name and Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
Position	Year	($)	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)
Henry Stupp	2017	750,000	160,000	103,065	184,600	—	54,250	1,251,915
Chief Executive	2016	750,000	—	1,147,000	383,288	155,250	59,036	2,494,574
Officer	2015	750,000	14,000	—	255,592	186,000	64,647	1,270,239
Howard Siegel	2017	425,000	80,000	61,840	110,760	—	47,324	724,924
President, Chief	2016	425,000	—	458,800	351,347	99,000	44,631	1,378,778
Operating Officer & Secretary	2015	425,000	128,000	—	102,237	—	53,485	708,722
Jason Boling	2017	300,000	80,000	36,072	73,840	—	32,611	522,523
Chief Financial	2016	300,000	—	458,800	351,347	69,900	30,647	1,210,694
Officer	2015	288,000	6,000	—	102,237	84,000	28,567	508,804

(1)

Represents discretionary cash bonuses earned for performance during each of the periods presented, including, for Fiscal 2017, the special transaction cash bonuses awarded in connection with the completion of our acquisition of the Hi-Tec and Magnum brands.

(2)

Represents the grant date fair value of awards granted during each of the periods computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For more information, see Note 9 to the consolidated financial statements contained in the Annual Report filed with the SEC on May 18, 2017.

(3)	Represents the amount of the Performance Bonus earned by the applicable Named Executive Officer for his performance during each of the periods presented.
(4)

Amounts include employer‑paid health insurance premiums and vacation payouts and the employer contributions to the Company’s 401(k) retirement savings plan paid on behalf of each Named Executive Officer.

Grants of Plan‑Based Awards

The following table provides information about each grant of a plan‑based award to a Named Executive Officer in Fiscal 2017:

								All Other
								Option Awards:		Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts Under			Number of	Exercise or	Fair Value of
		Non-Equity Incentive Plan			Equity Incentive Plan			Securities	Base Price	Stock and
		Awards(1)			Awards(2)			Underlying	of Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Awards(4)
Name	Date	($)	($)	($)	($)	($)	($)	(#)(3)	($/Sh)	($)
Henry Stupp	4/5/2016	—	—	—	—	10,000	—	—	—	103,065
	12/14/2016	—	—	—	—	—	—	50,000	$11.20	184,600
	—	50,000	200,000	350,000	—	—	—	—	—	—
Howard Siegel	4/5/2016	—	—	—	—	6,000	—	—	—	61,840
	12/14/2016	—	—	—	—	—	—	30,000	$11.20	110,760
	—	85,000	127,500	170,000	—	—	—	—	—	—
Jason Boling	4/5/2016	—	—	—	—	3,500	—	—	—	36,072
	12/14/2016	—	—	—	—	—	—	20,000	$11.20	73,840
	—	60,000	90,000	120,000	—	—	—	—	—	—

(1)	Represents potential amounts payable under the Performance Bonus. No amounts were actually paid under the Performance Bonus to any Named Executive Officer for his performance in Fiscal 2017.

(2)

Represents the total number of shares that could be earned under performance stock units granted in Fiscal 2017. The shares subject to the performance stock units vest in up to three installments if the average closing price of Cherokee’s common stock during the month preceding the end of Cherokee’s fiscal year is at least (i) $18.58 for Fiscal 2017, (ii) $20.44 for Fiscal 2018, and (iii) $22.48 for the Company’s fiscal year ending February 2, 2019 ("Fiscal 2019"). Since the price target for Fiscal 2017 was not met, the first one‑third of the shares subject to each award failed to vest on the last day of Fiscal 2017, subject to certain “roll over” provisions described under “Compensation Discussion and Analysis—Equity Compensation—Types of Awards” above.

(3)

All stock option awards vest in equal annual installments over three years beginning on the one-year anniversary of the date of grant, subject to continued service through each vesting date and accelerated vesting under certain circumstances.

(4)

Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For more information, see Note 9 to the consolidated financial statements contained in the Annual Report filed with the SEC on May 18, 2017.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes outstanding equity awards held by our Named Executive Officers as of January 28, 2017:

	Option Awards					Stock Awards
									Equity Incentive
								Equity Incentive	Plan Awards:
								Plan Awards:	Market or
								Number of	Payout Value
						Number of	Market Value of	Unearned	of Unearned
	Number of		Number of			Shares or	Shares or	Shares, Units	Shares, Units
	Securities		Securities			Units of	Units of	or Other	or Other
	Underlying		Underlying	Option		Stock That	Stock That	Rights That	Rights That
	Unexercised		Unexercised	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Options (#)		Options (#)	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable(1)		Unexercisable(1)	($)	Date	(#)(1)	($)(2)	(#)(3)	($)(2)
Henry Stupp	30,001		—	13.06	6/18/2019	—	—	—	—
	50,000		25,000	13.54	5/9/2021	—	—	—	—
	20,000		40,000	22.94	6/8/2022	—	—	—	—
	—		50,000	11.20	6/14/2020	—	—	—	—
	—		—	—	—	33,334	313,340	—	—
	—		—	—	—	—	—	10,000	94,000
Howard Siegel	50,000		—	18.30	8/26/2017	—	—	—	—
	100,000	(4)	—	17.21	3/23/2018	—	—	—	—
	60,000		—	13.06	6/18/2019	—	—	—	—
	20,000		10,000	13.54	5/9/2021	—	—	—	—
	18,333		36,667	22.94	6/8/2022	—	—	—	—
	—		30,000	11.20	6/14/2020	—	—	—	—
	—		—	—	—	13,334	125,340	—	—
	—		—	—	—	—	—	6,000	56,400
Jason Boling	30,000		—	14.03	3/25/2020	—	—	—	—
	20,000		—	12.02	8/19/2020	—	—	—	—
	20,000		10,000	13.54	5/9/2021	—	—	—	—
	18,333		36,667	22.94	6/8/2022	—	—	—	—
	—		20,000	11.20	6/14/2020	—	—	—	—
	—		—	—	—	13,334	125,340	—	—
	—		—	—	—	—	—	3,500	32,900

(1)

Other than as described below, all stock option and RSU awards vest in equal annual installments over three years beginning on the first anniversary of the date of grant, subject to continued service through each vesting date and accelerated vesting under certain circumstances.

(2)	Determined by multiplying the unvested portion of the stock awards by $9.40, the closing price of our common stock on January 27, 2017.
(3)

Represents the total number of shares that could be earned under performance stock units granted in Fiscal 2017. The shares subject to the performance stock units vest in up to three installments if the average closing price of

Cherokee’s common stock during the month preceding the end of Cherokee’s fiscal year is at least (i) $18.58 for Fiscal 2017, (ii) $20.44 for Fiscal 2018, and (iii) $22.48 for Fiscal 2019. Since the price target for Fiscal 2017 was not met, the first one‑third of the shares subject to each award failed to vest on the last day of Fiscal 2017, subject to certain “roll over” provisions described under “Compensation Discussion and Analysis—Equity Compensation—Types of Awards” above.

(4)

The option award vests in equal annual installments over five years beginning on the first anniversary of the date of grant, subject to continued service through each vesting date and accelerated vesting under certain circumstances.

Option Exercises and Stock Vested

The following table summarizes the Named Executive Officers’ exercises of stock options (of which there were none) and vesting of stock awards in Fiscal 2017:

	Stock Awards
	Number of
	Shares	Value
	Acquired on	Realized on
Name	Vesting (#)	Vesting ($)(1)
Henry Stupp	16,666	$236,157
Howard Siegel	6,666	$94,457
Jason Boling	6,666	$94,457

(1)

Determined by multiplying the number of shares vested by $14.17, the closing price of our common stock on June 8, 2016, the vesting date of such shares. As of April 24, 2017, none of our Named Executive Officers had sold any of the shares delivered upon vesting of the stock awards.

Employment Agreements

Restated Employment Agreement with Mr. Stupp

On July 11, 2016, we entered into an Amended and Restated Executive Employment Agreement (the “Restated Employment Agreement”) with Henry Stupp, our Chief Executive Officer, which was approved by the Compensation Committee. The Restated Employment Agreement amends, restates and supersedes in its entirety the employment agreement dated July 16, 2013 between Cherokee and Mr. Stupp. The Restated Employment Agreement has an initial term that expires January 31, 2020, and it will automatically renew for three‑year terms thereafter, unless either party provides written notice of non‑renewal at least 90 days prior to the end of the then‑current term.

Pursuant to the terms of the Restated Employment Agreement, Mr. Stupp is to receive a base salary equal to $750,000 per year, which was his base salary for Fiscal 2017. The Compensation Committee may increase Mr. Stupp’s base salary in its discretion. In addition, Mr. Stupp is eligible to receive the Performance Bonus and an additional discretionary cash bonus of up to $300,000 as determined in the discretion of the Compensation Committee. See the description of the Performance Bonus under “Compensation Discussion and Analysis—Components of Compensation—Cash Bonuses” above. For Fiscal 2017, base salary and non‑incentive plan cash bonuses constituted approximately 73% of Mr. Stupp’s total compensation.

In addition, the Restated Employment Agreement provides that Mr. Stupp will receive equity awards on or about each anniversary of the date of the Restated Employment Agreement in amounts and on terms to be determined by the Compensation Committee in its discretion. Further, the Restated Employment Agreement provides for certain payments upon a termination of Mr. Stupp’s employment with Cherokee, as described under “Potential Payments Upon Termination or Change in Control” below.

Employment Agreement with Mr. Siegel

On July 23, 2015, we entered into an employment agreement (the “Employment Agreement”) with Mr. Siegel, our President and Chief Operating Officer, which was approved by our Compensation Committee. Pursuant to the terms of the Employment Agreement, Mr. Siegel is to receive a base salary equal to $425,000 per year, which was his base salary for Fiscal 2017. Also pursuant to the terms of the Employment Agreement, Mr. Siegel is eligible to receive the Performance Bonus, as described under “Compensation Discussion and Analysis—Components of Compensation—Cash Bonuses “ above. For Fiscal 2017, base salary and non‑incentive plan cash bonuses constituted approximately 70% of Mr. Siegel’s total compensation. Mr. Siegel is also eligible to receive equity awards at the times and in the amounts determined by the Compensation Committee in its discretion. In addition, the Employment Agreement provides for certain payments upon a termination of Mr. Siegel’s employment with Cherokee, as described under “Potential Payments Upon Termination or Change in Control” below.

Offer Letter with Mr. Boling

On February 22, 2013, we entered into an offer letter (the “Offer Letter”) with Mr. Boling, our Chief Financial Officer, which was approved by our Compensation Committee and became effective on March 25, 2013. Pursuant to the terms of the Offer Letter, Mr. Boling’s annual base salary was initially $250,000, which amount was increased to $300,000 in May 2014. Also pursuant to the terms of the Offer Letter, Mr. Boling was initially eligible to receive an annual discretionary bonus of up to 40% of his base compensation as determined in the sole discretion of the Compensation Committee, which amount was reduced to 30% of his annual base salary and was tied to the Company’s achievement of certain EBITDA targets pursuant to the terms of the Performance Bonus in May 2014. See the description of the Performance Bonus under “Compensation Discussion and Analysis—Components of Compensation—Cash Bonuses” above. For Fiscal 2017, base salary and non‑incentive plan cash bonuses constituted approximately 73% of Mr. Boling’s total compensation. Mr. Boling is also eligible to receive equity awards at the times and in the amounts determined by the Compensation Committee in its discretion. In addition, the Offer Letter provides for certain payments upon a termination of Mr. Boling’s employment with Cherokee, as described under “Potential Payments Upon Termination or Change in Control” below.

Pension Benefits, Non‑Qualified Defined Contribution and Other Deferred Compensation Plans

We do not have any plans that provide for pension payments or other benefits to our Named Executive Officers at, following or in connection with their retirement. We also do not have any non‑qualified defined contribution plans or other deferred compensation plans that provide for the deferral of compensation on a basis that is not tax‑qualified.

Potential Payments Upon Termination or Change in Control

The descriptions below provide information about the payments and other benefits to which each of our Named Executive Officers would be entitled upon a termination of such Named Executive Officer or a change in control of Cherokee. The tables below show, for each Named Executive Officer, our estimates of Cherokee’s potential cash payments and other benefits that would have been paid to the Named Executive Officer assuming that such a termination or change in control was effected as of January 28, 2017. The tables below also assume that all salary and bonus amounts earned by each Named Executive Officer through the date of such a termination or change in control had already been paid. As a result, all amounts in these tables are only estimates, and the actual amounts that would be paid can only be determined at the time of the event triggering the payments.

Chief Executive Officer—Mr. Stupp

Pursuant to the Restated Employment Agreement, if Cherokee terminates Mr. Stupp’s employment at any time other than for cause or if Mr. Stupp terminates his employment at any time for good reason, then Mr. Stupp would be entitled to receive:

•	an amount equal to 12 months of his then‑current base salary, payable in the form of salary continuation;

•

a pro‑rated Performance Bonus for the fiscal year in which such termination occurs (based on the actual achievement for the full fiscal year and then pro‑rated to reflect the number of days of employment during such fiscal year), payable at the same time as performance bonuses are payable to Cherokee’s other senior executives;

•

an amount equal to one times the average Performance Bonuses paid to Mr. Stupp for the prior two completed fiscal years, payable in a lump sum within 60 days following the termination of Mr. Stupp’s employment;

•	continuation of Mr. Stupp’s medical and dental benefits for 12 months or reimbursement for payments by Mr. Stupp to maintain such benefits; and
•	accelerated vesting of the equity awards held by Mr. Stupp.

Mr. Stupp will only be entitled to receive the foregoing benefits if, among other things, he executes and delivers a general release of claims in favor of Cherokee. Mr. Stupp is not entitled to any severance if his employment is terminated by death or by disability, if his employment is terminated by him for any reason other than good reason or if his employment is terminated by Cherokee for cause, except that if Mr. Stupp’s employment is terminated as a result of his death or disability, then he or his estate would receive a pro‑rated Performance Bonus based upon the methodology described above and the vesting of Mr. Stupp’s equity awards would accelerate. Also pursuant to the Restated Employment Agreement, the performance stock units issued to Mr. Stupp would immediately vest in full if Cherokee’s common stock ceases to be publicly traded as a result of a “going private transaction” having the effects described in Rule 13e‑3(a)(3)(ii) of the Exchange Act.

For purposes of the Restated Employment Agreement:

•

“cause” means Mr. Stupp: (i) is indicted or charged with a felony or crime involving dishonesty, breach of trust, or physical harm to any person; (ii) willfully engages in conduct that is in bad faith and materially injurious to Cherokee; (iii) commits a material breach of the Restated Employment Agreement, which breach is not cured within twenty days after written notice; (iv) willfully refuses to implement or follow a lawful policy of Cherokee, which breach is not cured within twenty days after written notice; or (v) engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally; and

•

“good reason” means (i) the assignment to Mr. Stupp of any duties inconsistent with his position, duties, responsibilities or status with Cherokee or a reduction of his duties or responsibilities; (ii) Mr. Stupp no longer reports directly to the Board; (iii) a reduction in Mr. Stupp’s base salary or bonus opportunities; (iv) the requirement that Mr. Stupp be based at any office or location more than 50 miles from Cherokee’s corporate headquarters, except for travel reasonably required in the performance of Mr. Stupp’s responsibilities; or (v) material breach by Cherokee of its material obligations under the Restated Employment Agreement or any other agreement with Mr. Stupp, which breach is not cured within twenty days after written notice.

The following table shows the potential payments to our Chief Executive Officer, Henry Stupp, if a termination or going private transaction had occurred as of January 28, 2017:

	Involuntary Not	Termination	Termination by	Going
	For Cause	Due to Death	Executive For	Private
Benefits and Payments Upon Termination	Termination	or Disability	Good Reason	Transaction
Cash severance payment(1)	$750,000	—	$750,000	—
Continuation of medical and dental benefits(2)	$13,865	—	$13,865	—
Payout of Performance Bonus(3)	$173,000	$173,000	$173,000	—
Acceleration of stock options(4)	—	—	—	—
Acceleration of RSUs(5)	$313,340	$313,340	$313,340	—
Acceleration of performance stock units(6)	$94,000	$94,000	$94,000	$94,000
Total:	$1,344,205	$580,340	$1,344,205	$94,000

(1)	Represents 12 months of Mr. Stupp’s base salary as of January 28, 2017.
(2)	Represents the approximate value of the continuation of Mr. Stupp’s medical and dental benefits for 12 months.
(3)

Represents a payment equal to the sum of (i) one times the average Performance Bonuses paid to Mr. Stupp for the prior two completed fiscal years ($173,000, as Mr. Stupp earned a Performance Bonus of $160,000 and $186,000 for Fiscal 2016 and Fiscal 2015, respectively), plus (ii) a pro‑rated Performance Bonus for the fiscal year in which the termination occurs, based on the actual achievement for the full fiscal year and then pro‑rated to reflect the number of days of employment during such fiscal year ($0, as Mr. Stupp did not earn a Performance Bonus for Fiscal 2017), except that the payment upon a termination due to death or disability is equal to the amount described in clause (ii) only.

(4)	All amounts are $0 because there were no unvested shares subject to stock options that are exercisable for less than $9.40 per share, the closing price of our common stock on January 27, 2017.
(5)	Determined by multiplying the unvested portion of outstanding RSU awards (totaling 33,334 shares) by $9.40 per share, the closing price of our common stock on January 27, 2017.
(6)	Determined by multiplying the unvested portion of outstanding performance stock unit awards (totaling 10,000 shares) by $9.40 per share, the closing price of our common stock on January 27, 2017.

President and Chief Operating Officer—Mr. Siegel

Pursuant to the Employment Agreement, if Cherokee terminates Mr. Siegel’s employment at any time other than for cause, by death or by disability, then Mr. Siegel would be entitled to receive an amount equal to 12 months of his then‑current base salary, payable in the form of salary continuation.

The Employment Agreement also provides that Mr. Siegel would be entitled to receive certain payments if Cherokee undergoes a change of control event or if Cherokee terminates Mr. Siegel’s employment or eliminates Mr. Siegel’s position in connection with a change of control event, as follows:

•

if Cherokee terminates Mr. Siegel’s employment without cause or eliminates Mr. Siegel’s position within three months prior to or 12 months following a change of control event, then Mr. Siegel would be entitled to receive: (i) an amount equal to 12 months of his then‑current base salary, payable in the form of salary continuation, (ii) any earned but unpaid bonus amount, payable as a lump sum, and (iii) continuation of Mr. Siegel’s medical and dental benefits under COBRA for 12 months; and

•

if Cherokee undergoes a change of control event or Cherokee terminates Mr. Siegel’s employment without cause or eliminates Mr. Siegel’s position within three months prior to a change of control event, then

Mr. Siegel would also be entitled to acceleration of vesting of all equity awards held by Mr. Siegel as of the time of the change of control event.

Mr. Siegel will only be entitled to receive the foregoing benefits if, among other things, he executes and delivers a general release of claims in favor of Cherokee. Mr. Siegel would not be entitled to any severance if his employment is terminated by death or by disability or if his employment is terminated by him for any reason other than as described above.

For purposes of the Employment Agreement:

•

“cause” means Mr. Siegel: (i) is convicted of or pleads guilty to a felony or crime involving moral turpitude; (ii) is personally dishonest in a manner that directly affects the Company; (iii) engages in willful misconduct or gross negligence; (iv) breaches a fiduciary duty to the Company; (v) commits an act of fraud, embezzlement or misappropriation against the Company; or (vi) fails to substantially perform his duties as the President and Chief Operating Officer of the Company; and

•

a “change of control event” means the sale, transfer, merger or disposition of all or substantially all of the assets or stock of the Company, by way of contribution, reorganization, share exchange, stock purchase or sale, asset purchase or sale, or other form of corporate transaction.

The following table shows the potential payments to our President and Chief Operating Officer, Howard Siegel, if a termination and/or change in control had occurred as of January 28, 2017:

		Termination	Termination
	Involuntary Not	Within 3 Months	Within 12 Months	Change
	For Cause	Before Change	After Change	of
Benefits and Payments Upon Termination	Termination	of Control	of Control	Control
Cash severance payment(1)	$425,000	$425,000	$425,000	—
Continuation of medical and dental benefits(2)	$—	$19,863	$19,863	—
Acceleration of stock options(3)	—	—	—	—
Acceleration of RSUs(4)	—	$125,340	—	$125,340
Acceleration of performance stock units(5)	—	$56,400	—	$56,400
Total:	$425,000	$626,603	$444,863	$181,740

(1)	Represents 12 months of Mr. Siegel’s base salary as of January 28, 2017, as applicable.
(2)	Represents the approximate value of the continuation of Mr. Siegel’s medical benefits for 12 months.
(3)	All amounts are $0 because there were no unvested shares subject to stock options that are exercisable for less than $9.40 per share, the closing price of our common stock on January 27, 2017.
(4)	Determined by multiplying the unvested portion of outstanding RSU awards (totaling 13,334 shares) by $9.40 per share, the closing price of our common stock on January 27, 2017.
(5)	Determined by multiplying the unvested portion of outstanding performance stock unit awards (totaling 6,000 shares) by $9.40 per share, the closing price of our common stock on January 27, 2017.

Chief Financial Officer—Mr. Boling

Pursuant to the Offer Letter, if Cherokee terminates Mr. Boling’s employment other than for cause, then Mr. Boling would be entitled to receive:

•

if such termination occurs at any time before March 25, 2016, (i) an amount equal to six months of his then‑current base salary, payable in the form of salary continuation, and (ii) continuation of his medical and dental benefits for six months; and

•

if such termination occurs at any time after March 25, 2016, (i) an amount equal to 12 months of his then‑current base salary, payable in the form of salary continuation, and (ii) continuation of his medical and dental benefits for 12 months.

The Offer Letter also provides that Mr. Boling would be entitled to receive certain payments if Cherokee undergoes a change of control and, within 12 months following such change of control, any of the following occurs: (i) Mr. Boling’s position is eliminated; (ii) Mr. Boling is terminated for any reason other than for cause; or (iii) Mr. Boling terminates his employment following a material reduction in his duties or responsibilities or an office move that would extend his commute by greater than 30 miles. Under such circumstances, Mr. Boling would be entitled to receive:

•	an amount equal to 12 months of his then‑current base salary;
•	any earned but unpaid bonus amount;
•	continuation of Mr. Boling’s medical and dental benefits under COBRA for 12 months; and
•	acceleration of vesting of all equity awards held by Mr. Boling as of the time of the change of control.

Mr. Boling will only be entitled to receive the foregoing benefits if, among other things, he executes and delivers a general release of claims in favor of Cherokee. Mr. Boling would not be entitled to any severance if his employment is terminated by death or by disability or if his employment is terminated by him for any reason other than as described above following a change of control of Cherokee.

For purposes of the Offer Letter:

•

“cause” means Mr. Boling: (i) is convicted of or pleads guilty to a felony or crime involving moral turpitude; (ii) is personally dishonest in a manner that directly affects the Company; (iii) engages in willful misconduct or gross negligence; (iv) breaches a fiduciary duty to the Company; (v) commits an act of fraud, embezzlement or misappropriation against the Company; or (vi) fails to substantially perform his duties as Chief Financial Officer of the Company; and

•

a “change of control” means the sale, transfer, merger or disposition of all or substantially all of the assets or stock of the Company, by way of contribution, reorganization, share exchange, stock purchase or sale, asset purchase or sale, or other form of corporate transaction.

The following table shows the potential payments to our President and Chief Operating Officer, Howard Siegel, if a termination had occurred as of January 28, 2017:

		Termination
	Involuntary Not	Following Change of
	For Cause	Control Under
Benefits and Payments Upon Termination	Termination	Specified Conditions
Cash severance payment(1)	$300,000	$300,000
Continuation of medical and dental benefits(2)	$10,457	$10,457
Acceleration of stock options(3)	—	—
Acceleration of RSUs(4)	—	$125,340
Acceleration of performance stock units(5)	—	$32,900
Total:	$310,457	$468,697

(1)	Represents 12 months of Mr. Boling’s base salary as of January 28, 2017.
(2)	Represents the approximate value of the continuation of Mr. Boling’s medical benefits for 12 months.
(3)	All amounts are $0 because there were no unvested shares subject to stock options that are exercisable for less than $9.40 per share, the closing price of our common stock on January 27, 2017.
(4)	Determined by multiplying the unvested portion of outstanding RSU awards (totaling 13,334 shares) by $9.40 per share, the closing price of our common stock on January 27, 2017.
(5)	Determined by multiplying the unvested portion of outstanding performance stock unit awards (totaling 3,500 shares) by $9.40 per share, the closing price of our common stock on January 27, 2017.

Risks Related to Compensation Policies and Practices

The Compensation Committee has considered and regularly monitors whether our overall compensation program for employees in Fiscal 2017 creates incentives for employees to take excessive or unreasonable risks that could materially harm Cherokee. Although risk-taking is a necessary part of building any business, the Compensation Committee focuses on aligning the Company’s compensation policies with the long-term interests of the Company and its stockholders and avoiding short-term rewards for management or other employee decisions that could pose long-term risks to the Company. We believe that several features of our compensation policies for management‑level employees appropriately mitigate these risks, including a mix of long‑ and short‑term compensation incentives that we believe is properly weighted for a company of our size, in our industry and with our stage of growth, and the uniformity of compensation policies and objectives across Cherokee’s employees. We also believe our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing us to a harmful long‑term business transaction in exchange for short‑term compensation benefits.

Compensation Committee Interlocks and Insider Participation

Messrs. Ravich and Tworecke and our former director Timothy Ewing served as a member of the Compensation Committee in Fiscal 2017. Subsequent to the end of Fiscal 2017, Ms. Baiocchi was appointed as a member of the Compensation Committee upon the resignation of Mr. Ewing. No such person is or has in the past been an officer or employee of Cherokee or had any relationship requiring disclosure under Item 404 of Regulation S‑K promulgated by the SEC, except as follows:

On December 7, 2016, in connection with our acquisition of the Hi-Tec and Magnum footwear brands, we obtained an unsecured receivables funding loan for $5.0 million in principal amount from Mr. Ravich, the Chairman of the Board (such loan, as amended, the “Ravich Loan”). As of October 5, 2017, $3.5 million owed under the Ravich Loan had been repaid and there were outstanding borrowings of $1.5 million under such loan. The Ravich Loan bears interest at a rate of 9.5% per annum, resulting in our payment of interest under such loan totaling $67,556 in Fiscal 2017 and

$101,730 in Fiscal 2018 through October 5, 2017. In addition, the Ravich Loan was subject to a fee equal to 2.5% of the principal amount of the loan, or $125,000, which we paid upon the funding of the Ravich Loan. All amounts owed under the Ravich Loan are due and payable on February 28, 2018. We used the proceeds of the Ravich Loan to fund a portion of the purchase price for the Hi-Tec and Magnum footwear brands.

On August 11, 2017, we entered into a Purchase Agreement with Mr. Ravich, pursuant to which he purchased 473,934 shares of our common stock in the Completed Financing for an aggregate of $2.0 million and, in exchange for our issuance to Mr. Ravich of a Warrant to purchase up to 237,834 shares of our common stock, agreed to purchase an additional $4.0 million of shares of our common stock in the Committed Financings. See “The Financings” above for more information.

None of the executive officers of Cherokee currently serves, nor has any of them served at any time in Fiscal 2017, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee of Cherokee.

Equity Compensation Plans

Cherokee currently maintains one equity compensation plan, the 2013 Plan. The 2013 Plan serves as the successor to the Predecessor Plan, which terminated concurrently with the approval by our stockholders of the 2013 Plan, except that the terms of the Predecessor Plan remain applicable to awards previously granted under the Predecessor Plan that remain outstanding. The terms of the 2013 Plan and the Predecessor Plan are summarized below.

2013 Plan

The 2013 Plan became effective upon its approval by our stockholders on July 16, 2013, and was amended and restated upon the approval of our stockholders on June 6, 2016.

Share Reserve, Share Counting and Other Share Limits

The share reserve under the 2013 Plan consists of (i) 1,200,000 shares, plus (ii) 121,484 shares previously reserved but unissued under the Predecessor Plan, plus (iii) shares subject to outstanding awards granted under the Predecessor Plan (369,001 as of April 24, 2017), which will be available for issuance under the 2013 Plan if they would have returned to the Predecessor Plan as a result of the forfeiture, termination, repurchase, expiration of such awards. The number of shares that actually are added to the 2013 Plan on account of such forfeitures, terminations, repurchases or expirations likely will be substantially fewer than the total number of shares underlying the outstanding Predecessor Plan awards, as it is unlikely that all of the outstanding Predecessor Plan awards will expire or terminate without being exercised or settled. As of April 24, 2017, there were 1,218,747 total shares reserved for issuance under the 2013 Plan, including 845,003 shares subject to outstanding equity awards granted under this plan.

Any shares covered by an award which is forfeited, canceled or expires will be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the 2013 Plan. Shares that have been issued under the 2013 Plan pursuant to an award will not be returned to the 2013 Plan and will not become available for future grant under the 2013 Plan, except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value. Shares tendered or withheld in payment of an award exercise or purchase price, shares withheld by the Company to pay any tax withholding obligation, and shares purchased in the open market with proceeds of a stock option exercise will not be returned to the 2013 Plan and will not become available for future issuance under the 2013 Plan. In addition, all shares covered by the portion of a stock appreciation right that is exercised will be considered issued pursuant to the 2013 Plan.

With respect to stock options, stock appreciation rights, restricted stock and RSUs that are intended to be performance-based compensation under Section 162(m), the maximum number of shares subject to such awards that may be granted to a participant during a fiscal year of the Company is 100,000 shares, subject to adjustment in the event of a change in our shares or our capital structure.

Administration

The 2013 Plan is administered by the administrator of the plan, which is defined as the Board or one or more committees designated by the Board. The Compensation Committee currently acts as the administrator of the 2013 Plan. With respect to awards granted to officers and directors, the Compensation Committee will be constituted in such a manner as to satisfy applicable laws, including Rule 16b‑3 under the Exchange Act and Section 162(m).

Eligibility

Persons eligible to receive awards under the 2013 Plan include directors, officers and other employees, consultants, and advisors of Cherokee or any of its subsidiaries. As of April 24, 2017, there were approximately 83 officers (including the three Named Executive Officers) and other employees of the Company and its subsidiaries and seven non-employee directors, all of whom are eligible to receive awards under the 2013 Plan.

Types and Terms of Awards

The 2013 Plan authorizes the grant of a variety of types of awards, including non-qualified stock options, incentive stock options, restricted stock, RSUs, dividend equivalent rights, stock appreciation rights and cash-based awards. All awards under the 2013 Plan may be granted with such vesting schedules and other terms as the administrator of the 2013 Plan may determine in its discretion, subject to the provisions and limitations of the plan. Although the 2013 Plan provides the administrator with such discretion, stock option and RSU awards granted to employees under the 2013 Plan typically vest in equal annual installments over two, three or five years beginning on the one-year anniversary of the date of grant, subject to continued service through each vesting date and, to the extent specified in an award agreement, accelerated vesting under certain circumstances, awards granted under the 2013 Plan that are intended to qualify as performance-based compensation typically vest upon the satisfaction of one or more performance goals established by the plan administrator at or around the time the award is granted.

Treatment of Awards upon Corporate Transaction

The 2013 Plan provides that, in the event of a “corporate transaction,” as defined in the 2013 Plan, all outstanding awards under the 2013 Plan will terminate unless the awards are assumed in connection with the corporate transaction. Except as provided in an individual award agreement, for the portion of each award that is neither assumed nor replaced, such portion of the award will automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares (or other consideration) at the time represented by such portion of the award, immediately prior to the specified effective date of such corporate transaction, provided that the grantee’s continuous service has not terminated prior to such date.

Under the 2013 Plan, a corporate transaction includes, in general, (i) a person’s or group’s acquisition of more than 50% of the total combined voting power of our outstanding securities, (ii) certain changes to the composition of our Board of Directors, (iii) the consummation by the Company of certain mergers, consolidations, reorganizations, business combinations, asset sales or acquisitions, and (iv) a stockholder-approved liquidation or dissolutions of the Company.

Amendment, Suspension and Termination

The 2013 Plan will terminate on April 7, 2026, unless earlier terminated by the Board. The Board may at any time amend, suspend or terminate the 2013 Plan, subject to obtaining stockholder approval for any amendment to the extent necessary to comply with applicable laws and rules.

Predecessor Plan

Share Reserve and Share Limits

The share reserve under the Predecessor Plan consisted of (i) 750,000 shares of our common stock (or the equivalent in other equity securities), plus (ii) any shares of our common stock that could again be optioned, granted or awarded under the terms of our prior equity compensation plan as in effect immediately prior to the adoption of the Predecessor Plan. The maximum number of shares which may be subject to awards granted under the Predecessor Plan to any one individual in any calendar year could not exceed 100,000, and the maximum amount of cash compensation payable pursuant to one or more awards granted under the Predecessor Plan to any one individual in any fiscal year of the Company could not exceed $500,000.

In general, to the extent that an award granted under the Predecessor Plan expires or lapses for any reason, or is settled in cash, any shares subject to the award could again be available for new grants under such plan. The Predecessor Plan prohibited shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award from being available for subsequent grant under such Plan.

Administration

The Predecessor Plan is administered by the administrator of the plan, which is defined as the Compensation Committee or another Board committee with respect to awards granted to officers, employees and consultants, and the full Board with respect to awards granted to directors. With respect to awards granted to officers and directors, the Compensation Committee or other Board committee serving as the administrator of the plan will be constituted in such a manner as to satisfy applicable laws, including Rule 16b‑3 under the Exchange Act and Section 162(m).

Eligibility

Persons eligible to receive awards under the Predecessor Plan included independent directors, officers and other employees, consultants, and of Cherokee or any of its subsidiaries.

Types and Terms of Awards

The Predecessor Plan authorized the grant of a variety of types of awards, including non-qualified stock options, incentive stock options, restricted stock, stock appreciation rights, other stock-based awards, including performance shares and stock units, and performance-based cash bonuses. All awards under the Predecessor Plan were granted with such vesting schedules and other terms as the administrator of the Predecessor Plan determined in its discretion, subject to the provisions and limitations of the plan. Although the Predecessor Plan provided the administrator with such discretion, stock option and RSU awards granted to employees under the 2006 Plan typically vest in equal annual installments over two, three or five years beginning on the one-year anniversary of the date of grant, subject to continued service through each vesting date and, to the extent specified in an award agreement, accelerated vesting under certain circumstances, and awards granted under the Predecessor Plan that are intended to qualify as performance-based compensation typically vest upon the satisfaction of one or more performance goals established by the plan administrator at or around the time the award is granted.

Treatment of Awards upon Change in Control

The Predecessor Plan provides that, in the event of a “change in control,” as defined in the Predecessor Plan, the plan administrator may cause all outstanding awards under the Predecessor Plan to terminate at a specified time, including the date of the change in control. Except as provided in an individual award agreement, awards that re not converted, assumed or replaced by a successor entity will become fully exercisable and all forfeiture restrictions on such awards will lapse as of immediately prior to the change in control.

Under the Predecessor Plan, a change in control includes, in general, (i) a person’s or group’s acquisition of more than 50% of the total combined voting power of our outstanding securities, (ii) certain changes to the composition of our Board of Directors, (iii) the consummation by the Company of certain mergers, consolidations, reorganizations, business combinations, asset sales or acquisitions, and (iv) a stockholder-approved liquidation or dissolutions of the Company.

Term

The Predecessor Plan became effective on June 13, 2006 and was terminated on the effective date of the 2013 Plan. No awards may be made under the Predecessor Plan after its termination date, but awards granted prior to such date that extend beyond such date will continue to be subject to the terms of the Predecessor Plan.

U.S. Federal Income Tax Consequences Relating to the 2013 Plan and the Predecessor Plan

The following summary of the federal income tax consequences of the awards granted under the 2013 Plan and the Predecessor Plan does not purport to be complete, and does not discuss non-U.S., state or local tax consequences or additional guidance that is expected to be issued by the Treasury Department under Section 409A of the Code.

The grant of a non-qualified stock option under the 2013 Plan or the Predecessor Plan will not result in any federal income tax consequences to the option holder or to the Company. Upon exercise of a non-qualified stock option, the option holder is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the option holder, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the option holder’s total compensation is deemed reasonable in amount. Any gain or loss on the option holder’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

The grant of an incentive stock option under the 2013 Plan or the Predecessor Plan will not result in any federal income tax consequences to the option holder or to the Company. An option holder recognizes no federal taxable income upon exercising an incentive stock option (subject to certain alternative minimum tax rules), and the Company receives no deduction at the time of exercise. In the event of a disposition of shares acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the option holder has held the shares. If the option holder does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the option holder will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances. If the option holder fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the shares at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on whether the shares were held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the option holder, subject to possible limitations imposed by Section 162(m) and so long as the option holder’s total compensation is deemed reasonable in amount.

Federal income tax consequences of other awards that may be granted under the 2013 Plan or the Predecessor Plan are generally as follows: nontransferable restricted stock subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code results in the recognition of ordinary income equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the participant is retirement eligible or elects to accelerate recognition as of the date of grant); stock appreciation rights, cash and stock-based performance awards, dividend equivalent rights, RSUs, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company is generally entitled to a corresponding deduction at the time the participant recognizes income, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of January 28, 2017 about compensation plans under which our equity securities are authorized for issuance:

Equity Compensation Plan Information
	Number of			Number of
	securities to be			securities
	issued upon	Weighted average		remaining
	exercise of	exercise price of		available for
	outstanding	outstanding		future issuance
	options,	options,		under equity
Plan category	warrants and rights	warrants and rights		compensation plans
Equity compensation plans approved by security holders(1)	1,062,502	$16.66	(2)	373,077
Equity compensation plans not approved by security holders(3)	30,000	$14.03		—
Total	1,092,502	$16.59		373,077

(1)	Represents shares reserved under the 2013 Plan as of January 28, 2017.
(2)	Excludes restricted stock awards and performance stock unit awards, which have no associated exercise price.
(3)

Represents outstanding awards granted outside of the Predecessor Plan or the 2013 Plan, consisting of a stock option award to purchase up to 30,000 shares of our common stock granted to Mr. Boling in connection with his hire and appointment as our Chief Financial Officer in March 2013, which has an exercise price of $14.03 per share and a contractual term of seven years and vests in equal annual installments over three years beginning on the first anniversary of the date of grant, subject to continued service through each vesting date and accelerated vesting under certain circumstances.

DIRECTOR COMPENSATION

Director Compensation Program

We use cash and equity compensation to attract and retain qualified candidates to serve on our Board. In setting non‑employee director compensation, we consider the significant amount of time that our directors spend in fulfilling their duties to our Company, as well as the level of experience and skills required of the members of the Board. In addition, we consider how director independence may be affected by director compensation and perquisite types and levels. Directors who are our employees receive no additional compensation for their services as directors.

Each non‑employee director receives the following annual cash compensation for service on our Board and our Board committees:

Cash Amount
($)
Board Compensation:
All non-employee directors	80,000
Chair Compensation:(1)
Chairman of the Board(2)	80,000
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating & Governance Committee Chair	10,000
Committee Member Compensation:(1)
Audit Committee member	10,000
Compensation Committee member	7,500
Nominating & Governance Committee member	5,000

(1)	Chairman of the Board and Board committee chair and member compensation is in addition to the compensation paid to all non-employee directors.
(2)	The Chairman of the Board does not receive additional fees for his service on Board committees. As a result, the aggregate annual compensation for the Chairman of the Board is $160,000.

In order to provide members of the Board with the opportunity to increase their ownership of our capital stock and thereby more closely align their interests with those of our stockholders, our non‑employee director compensation program provides each director with the opportunity to elect to receive equity awards for all or a portion of his or her annual cash compensation for Board service. As a result, at the meeting of the Board of Directors held in June of each year, each non‑employee member of the Board of Directors must make an election regarding the percentage, up to 100%, of his or her annual compensation for service on the Board of Directors that is to be paid in equity, in the form of RSU awards that are valued based on the closing price of the Company’s common stock on a date selected by the Board for the purpose of determining the number of shares subject to such RSU awards. In June 2016, none of the directors elected to receive any of their annual cash compensation for Board service in the form of RSU awards.

Additionally, in June 2015, the Compensation Committee granted equity awards to each of our non‑employee directors, in the form of (i) stock options to purchase up to 50,000 shares of common stock and RSUs for up to 40,000 shares of common stock granted to Mr. Ravich, and (ii) stock options to purchase up to 25,000 shares of common stock and RSUs for up to 7,500 shares of common stock granted to each of our other non-employee directors at the time of the grants. The Compensation Committee determined to grant these awards in recognition of significant efforts and business successes, including expansion of our brand portfolio with the acquisition of key new brands and expansion of our licensee partnerships for a number of our established brands, and in recognition of value creation over several years. The Board determined that these long-term value-delivery objectives were best achieved with a combination of stock options and RSUs that vest over a three-year period, with the intent of providing a long-term equity incentive to our non-employee directors that covers this three-year period. As a result, no additional equity awards were granted to our non-employee directors in Fiscal 2017.

Director Compensation Table

The following table provides information about the compensation of Cherokee’s non‑employee directors for Fiscal 2017. Mr. Stupp, our Chief Executive Officer, is not included in this table because he is an employee of the Company and thus receives no additional compensation for his services as a director. The compensation received by Mr. Stupp as an employee of the Company is described under “Compensation Discussion and Analysis: and “Executive Compensation” above.

	Fees Earned or
	Paid in Cash	Total
Name(1)	($)	($)
Timothy Ewing(2)	105,000	105,000
Robert Galvin	105,000	105,000
Keith Hull	100,000	100,000
Jess Ravich	167,500	167,500
Frank Tworecke	92,500	92,500

(1)

At the end of Fiscal 2017, each of our non‑employee directors held stock options to purchase the following number of shares of our common stock: (i) Timothy Ewing, 44,000; (ii) Robert Galvin, 36,000; (iii) Keith Hull, 44,000; (iv) Jess Ravich, 61,000; and (v) Frank Tworecke, 36,000. At the end of Fiscal 2017, each of our non‑employee directors held RSUs for the following number of shares of our common stock: (i) Timothy Ewing, 5,000; (ii) Robert Galvin, 5,000; (iii) Keith Hull, 5,000; (iv) Jess Ravich, 26,667; and (v) Frank Tworecke, 5,000.

(2)

Mr. Ewing resigned as a director effective as of February 21, 2017. In connection with such resignation, our Compensation Committee, in its capacity as the administrator under the Predecessor Plan and the 2013 Plan, approved the acceleration of the vesting of all of Mr. Ewing’s then-outstanding equity awards that would have vested through the end of his then-current term and the payment to Mr. Ewing of the cash compensation he would have earned for Board service through the end of his then-current term, in each case, in recognition for his years of service as a director of Cherokee. As a result, (i) Mr. Ewing’s outstanding RSUs as of the date of his resignation that would have vested through the date of our 2017 annual meeting of stockholders, totaling RSUs for 2,500 shares will vest and settle, (ii) Mr. Ewing’s outstanding stock options as of the date of his resignation that would have vested through the date of our 2017 annual meeting of stockholders, totaling stock options to purchase 8,333 shares, became exercisable in full (but were all unexercised and forfeited on May 21, 2017), and (iii) all of the cash compensation he would have received for Board service if he had remained on the Board through the date of our 2017 annual meeting of stockholders, totaling $36,822, will be paid.

OTHER MATTERS

Stockholder Director Nominations and Other Proposals for Our 2018 Annual Meeting of Stockholders

The submission deadline for stockholder proposals to be included in our proxy materials for our 2018 annual meeting of stockholders pursuant to Rule 14a‑8 under the Exchange Act is January 26, 2018 if the meeting is held between May 23, 2018 and July 20, 2018 or, if the meeting is not held within these dates, a reasonable time before we begin to print and send our proxy materials for the meeting. All such proposals must be in writing and sent to our Corporate Secretary at the address of our principal executive offices, and must otherwise comply with Rule 14a‑8 in all respects.

In addition, our Bylaws provide that, for stockholder nominations of directors or other proposals to be considered at an annual meeting of stockholders outside the processes of Rule 14a‑8, a stockholder must have given timely written notice of the nomination or proposal to Cherokee. To be timely for our 2018 annual meeting of stockholders, (i) in the case of a stockholder seeking inclusion of a director nominee or other proposal in our proxy materials, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the address of our principal executive offices between November 27, 2017 and January 26, 2018 if the meeting is held between May 26, 2018 and July 20, 2018, or if the meeting is not held within these dates, no later than the 90th day before the date of the meeting or the 15th day after our first public announcement of the date of the meeting, whichever is later, and (ii) in the case of a stockholder not seeking inclusion of a director nominee or other proposal in our proxy materials, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not less than 90 days before the date of the meeting. A stockholder’s notice to Cherokee must set forth, as to each matter the stockholder proposes to bring before the meeting, all of the information required by our Bylaws. We will not entertain any director nominations or other proposal at our 2018 annual meeting of stockholders that do not meet the requirements set forth in our Bylaws. Stockholders may obtain additional information about these advance notice requirements by referencing a copy of our Bylaws contained in the filings we make with the SEC, which are available through our website at www.cherokeeglobalbrands.com or through the SEC’s website at www.sec.gov. Further, if we comply and the stockholder does not comply with the requirements of Rule 14a‑4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or director nomination.

Other Business at the Special Meeting

Our Bylaws provide that the only business that may be brought before a special meeting of our stockholders are the proposals that have been specified in the notice of such meeting. As a result, no matters will be presented at the Special Meeting that are not listed on the Notice of Special Meeting of Stockholders and discussed in this Proxy Statement.

By Order of the Board of Directors,

/s/ Howard Siegel
Howard Siegel
Secretary

Sherman Oaks, California

October 30, 2017

1234567 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For 0 Against 0 Abstain 0 1. To approve, for the purpose of complying with Listing Rule 5635(d) of The NASDAQ Stock Market LLC (NASDAQ), the issuance of shares of Cherokee's common stock pursuant to certain common stock purchase agreements, dated August 11, 2017 (collectively, the Purchase Agreements), between Cherokee and several investors, in an aggregate amount equal to 20% or more of Cherokees common stock outstanding before entry into the Purchase Agreements; To approve, for the purpose of complying with NASDAQ Listing Rule 5635(c), the issuance of shares of Cherokees common stock pursuant to the Purchase Agreements to certain directors and officers of Cherokee; and To approve one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1 or Proposal 2 0 0 0 0 0 0 2. 3. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000346282_1 R1.0.1.17 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. John Sample 234567 234567 1234567 NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # → SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 CHEROKEE INC. ATTN: JASON BOLING 5990 SEPULVEDA BLVD. SUITE 600 SHERMAN OAKS, CA 91411 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com CHEROKEE INC. Special Meeting of Shareholders November 28, 2017 8:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) (Appointee) and (Appointee), or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CHEROKEE INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of shareholder(s) to be held at 08:00 AM, PDT on 11/28/2017, at the company's Corporate Office at 5990 Sepulveda Blvd, Suite 600, Sherman Oaks, CA 91411, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000346282_2 R1.0.1.17